UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Teradyne, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TERADYNE, INC.

600 Riverpark Drive

North Reading, Massachusetts 01864

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Teradyne, Inc., a Massachusetts corporation, will be held on Thursday, May 9, 2024 at 10:00 A.M. Eastern Time, at the offices of Teradyne, Inc. at 600 Riverpark Drive, North Reading, Massachusetts 01864 (the “Annual Meeting”), for the following purposes:

1. To elect the eight nominees named in the accompanying proxy statement to the Board of Directors to serve as directors for a one-year term;

2. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

3. To approve an amendment to the Company’s Articles of Organization to lower the voting requirement for approval of an amendment of the Articles of Organization and for approval of a voluntary dissolution of the Company from a super-majority to a simple-majority;

4. To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

5. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Shareholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on March 14, 2024, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors,

Ryan E. Driscoll, Secretary

March 29, 2024

Shareholders are requested to vote in one of the following three ways: (1) by completing, signing and dating the proxy card provided by Teradyne and returning it by return mail to Teradyne in the enclosed envelope or at the address indicated on the proxy card, (2) by completing a proxy using the toll-free telephone number listed on the proxy card, or (3) by completing a proxy on the Internet at the address listed on the proxy card.

i

TERADYNE, INC.

600 Riverpark Drive

North Reading, Massachusetts 01864

PROXY STATEMENT

March 29, 2024

Proxies in the form provided by Teradyne, Inc. (“Teradyne” or the “Company”) are solicited by the Board of Directors (“Board”) of Teradyne for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 9, 2024, at 10:00 A.M. Eastern Time, at the offices of Teradyne, Inc. at 600 Riverpark Drive, North Reading, Massachusetts 01864.

Only shareholders of record as of the close of business on March 14, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 152,973,620 shares of common stock were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Delivery of a proxy will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it only by written notice to the Secretary or Assistant Secretary delivered at any time before it is exercised, including at the Annual Meeting. All properly completed proxy forms returned in time to be cast at the Annual Meeting will be voted. Shareholders attending the Annual Meeting will be provided an opportunity to ask questions of the Board and management, including the Company appointed proxies, Gregory S. Smith, Ryan E. Driscoll, and Gregory W. McIntosh.

Important Notice Regarding the Availability of Proxy Materials for

The Annual Meeting to be Held on May 9, 2024

This Proxy Statement and the Accompanying Annual Report on Form 10-K, Letter to Shareholders, and Notice, are available at www.proxyvote.com

At the Annual Meeting, the shareholders will consider and vote upon the following proposals put forth by the Board:

1.
To elect the eight nominees named in this proxy statement to the Board of Directors to serve as directors for a one-year term;
2.
To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
3.
To approve an amendment to the Company’s Articles of Organization to lower the voting requirement for approval of an amendment of the Articles of Organization and for approval of a voluntary dissolution of the Company from a super-majority to a simple-majority; and
4.
To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board recommends that you vote FOR the proposals listed above.

5.
Shareholders will also consider any other business properly brought before the Annual Meeting or any adjournment.

On or about March 29, 2024, the Company mailed to its shareholders of record as of March 14, 2024, a notice containing instructions on how to access this proxy statement and the Company’s annual report online and to vote. Also on March 29, 2024, the Company began mailing printed copies of these proxy materials to shareholders that have requested printed copies.

If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy on the website listed on the proxy card and notice. If you received a notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the notice.

If a shareholder completes and submits a proxy, the shares represented by the proxy will be voted in accordance with the instructions for such proxy. If a shareholder submits a proxy card but does not fill out the voting instructions, shares represented by such proxy will be voted FOR each of the proposals listed above.

Shareholders may vote by proxy in one of the following three ways:

1.
by completing a proxy on the website listed on the proxy card or notice,
2.
by completing a proxy using the toll-free telephone number listed on the proxy card or notice, or
3.
by completing, signing and dating the proxy card provided by Teradyne and returning it in the enclosed envelope or by return mail to Teradyne at the address indicated on the proxy card.

If you attend the Annual Meeting, you may vote in person even if you have previously returned your vote in accordance with one of the foregoing methods.

A majority of the outstanding shares represented at the Annual Meeting in person or by proxy shall constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers who hold shares on your behalf have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that Proposal Nos. 1, 2, and 3 will be non-routine matters and that Proposal No. 4 will be a routine matter. Accordingly, if your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote your shares, your broker would not be entitled to exercise discretion to vote your shares on Proposal Nos. 1, 2, and 3. For this Annual Meeting, an affirmative vote of at least a majority of the shares voting at the meeting is required for approval of Proposal Nos. 1, 2, and 4 and an affirmative vote of at least two-thirds of the shares outstanding and entitled to vote on the matter is required for approval of Proposal No. 3. Abstentions and broker “non-votes” are included in the number of shares present, or represented, at the Annual Meeting, but are not included in the number of shares voting at the Annual Meeting on non-routine matters. The vote on each matter submitted to shareholders is tabulated separately. An automated system administered by Teradyne’s transfer agent tabulates the votes.

The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted in accordance with the judgment of those officers named as proxies and in accordance with the Securities and Exchange Commission’s (“SEC’s”) proxy rules. See the section entitled “Shareholder Proposals for 2025 Annual Meeting of Shareholders” for additional information.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board presently consists of nine members, eight of whom are independent directors. Each director is elected annually for a one-year term. The current terms of the directors expire at the Annual Meeting. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated all current directors for re-election, other than Mr. Guertin, who is retiring from the Board effective upon the conclusion of the Annual Meeting. Teradyne has no reason to believe that any of the nominees will be unable to serve; however, if that should be the case, proxies will be voted for the election of some other person (nominated in accordance with Teradyne’s bylaws) or the Board will decrease the number of directors that currently serve on the Board. If elected, each director will hold office until the 2025 Annual Meeting of Shareholders.

The Board recommends a vote FOR the election to the Board each of Mses. Johnson, Matz and van Kralingen and each of Messrs. Herweck, Maddock, Smith, Tamer, and Tufano.

The following table sets forth the nominees to be elected at the Annual Meeting, the year each person was first appointed or elected, the principal occupation of that person during at least the past five years, that person’s age, any other public company boards on which the nominee serves or has served in the past five years, and the nominee’s qualifications to serve on the Board. In addition to the information presented below regarding each nominee’s specific experience, background, qualifications, attributes and skills that led the Board to the conclusion that they should serve as a director, Teradyne also believes that all of its director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Teradyne and the Board. Additionally, Teradyne values the directors’ diversity and significant experience on other public company boards of directors and board committees.

Nominees for Directors

Name	Year Became Director	Background and Qualifications
Peter Herweck Qualifications/Skills ✔ C-Level ✔ Global Business ✔ Robotics Industry ✔ M&A ✔ Sales & Marketing ✔ Technical Product Development ✔ Legal/Regulatory Compliance and Risk Oversight ✔ ESG Oversight ✔ Cybersecurity and Information Security ✔ Climate-related Risk	2020

Mr. Herweck, 57, has served as Chief Executive Officer of Schneider Electric since May 2023. Prior to serving as Schneider Electric’s Chief Executive Officer, Mr. Herweck served as Chief Executive Officer of the AVEVA Group plc from May 2021 to March 2023. Prior to AVEVA Group, Mr. Herweck served as Executive Vice President of Schneider Electric’s global Industrial Automation business and on Schneider Electric’s Executive Committee from October 2016 to April 2021. Mr. Herweck has been a director of the AVEVA Group plc from March 2018 until January 2023 when it was taken private.

Mr. Herweck contributes valuable executive experience within the global industrial automation industry as well as extensive knowledge of the issues affecting complex industrial automation companies.

Mercedes Johnson Qualifications/Skills ✔ C-Level ✔ Global Business ✔ Semiconductor and Electronics Industry ✔ M&A ✔ Financial	2014

Ms. Johnson, 70, served as Interim Chief Financial Officer of Intersil Corporation from April 2013 to September 2013 and as the Senior Vice President and Chief Financial Officer of Avago Technologies Limited from December 2005 to August 2008. Prior to joining Avago, Ms. Johnson was Senior Vice President, Finance, of Lam Research Corporation from June 2004 to January 2005 and Chief Financial Officer of Lam from May 1997 to May 2004. Ms. Johnson has been a director of Synopsys, Inc. since February 2017, and a director of Analog Devices, Inc. since August 2021. Ms. Johnson was a

Name	Year Became Director	Background and Qualifications
✔ Legal/Regulatory Compliance and Risk Oversight ✔ ESG Oversight

director of Intersil Corporation from August 2005 to February 2017, a director of Micron Technology, Inc. from June 2005 to January 2019, a director of Juniper Networks, Inc. from May 2011 to May 2019, a director of Maxim Integrated Products from September 2019 until its acquisition by Analog Devices, Inc. in August 2021, and a director of Millicom International Cellular S.A. from May 2019 to May 2023.

Ms. Johnson contributes valuable industry and operational experience as a former senior financial executive at semiconductor and semiconductor equipment companies as well as a current member of the boards of directors of global technology companies.

Ernest E. Maddock Qualifications/Skills ✔ C-Level ✔ Global Business ✔ Semiconductor and Electronics Industry ✔ M&A ✔ Technical Product Development ✔ Financial ✔ Legal/Regulatory Compliance and Risk Oversight ✔ ESG Oversight	2022

Mr. Maddock, 65, served as Senior Vice President and Chief Financial Officer of Micron Technology, Inc. from 2015 until his retirement in 2018. Prior to that, he served as Executive Vice President and Chief Financial Officer of Riverbed Technology, Inc. from 2013 to 2015. From 1997 to 2013, Mr. Maddock served in various roles at Lam Research Corporation, culminating in the position of Chief Financial Officer from 2008 to 2013. Mr. Maddock has served on the boards of directors of Ultra Clean Holdings Inc. since June 2018, Avnet since August 2021, and Ouster, Inc. (successor following merger with Velodyne Lidar, Inc). since January 2022. Mr. Maddock previously served on the Board of Intersil Corporation from 2015 until its acquisition in 2017.

Mr. Maddock contributes over 35 years of experience in the technology industry serving in operations, technology and finance roles including 10 years as a public company Chief Financial Officer.

Marilyn Matz Qualifications/Skills ✔ C-Level ✔ Global Business ✔ Robotics Industry ✔ Sales & Marketing ✔ Technical Product Development ✔ Legal/Regulatory Compliance and Risk Oversight ✔ ESG Oversight ✔ Cybersecurity and Information Security	2017

Ms. Matz, 70, is a co-founder of Paradigm4, Inc. and has served as its Chief Executive Officer and Chair of the Board of Directors since December 2009. Previously, Ms. Matz was a co-founder of Cognex Corporation where she held a variety of leadership positions in engineering and business operations from March 1981 to December 2008 including her final role as Senior Vice President and Business Unit Manager of its PC Vision Products Group. Ms. Matz served on the Board of Directors for LogMeIn, Inc. from September 2014 to February 2017.

Ms. Matz contributes valuable technical expertise and leadership experience from more than 40 years in automation, machine vision and software analytics related industries.

Gregory S. Smith Qualifications/Skills ✔ C-Level ✔ Global Business ✔ Semiconductor and Electronics Industry ✔ Robotics Industry ✔ M&A ✔ Sales & Marketing ✔ Technical Product Development ✔ Legal/Regulatory Compliance and Risk Oversight ✔ ESG Oversight	2023

Mr. Smith, 61, is the President and Chief Executive Officer of Teradyne. Mr. Smith was the President of Robotics at Teradyne from October 2020 through July 2023. Prior to leading Robotics, Mr. Smith was the President of the Semiconductor Test Business, Teradyne’s largest operating segment, from February 2016 to October 2020. Mr. Smith began his career at Raytheon as a test engineer and held numerous engineering and management roles in the semiconductor test industry before joining Teradyne in 2006.

Mr. Smith contributes valuable executive experience from his 18 years in multiple management roles, including as President and Chief Executive Officer, within Teradyne.

Name	Year Became Director	Background and Qualifications
Ford Tamer Qualifications/Skills ✔ C-Level ✔ Global Business ✔ Semiconductor and Electronics Industry ✔ M&A ✔ Sales & Marketing ✔ Technical Product Development ✔ Financial ✔ Legal/Regulatory Compliance and Risk Oversight ✔ ESG Oversight ✔ Cybersecurity and Information Security ✔ Climate-related Risk	2021

Mr. Tamer, 62, has served as Senior Operating Partner at Francisco Partners since October 2022. Prior to this role, Mr. Tamer served as Chief Executive Officer of Inphi Corporation from February 2012 until April 2021. Mr. Tamer served as President and Chief Executive Officer of Telegent Systems from 2010 to 2012. Prior to that time, he served as a partner of Khosla Ventures from 2007 to 2010 and Senior Vice President and General Manager of Broadcom’s Infrastructure Networking from 2002 to 2007. Mr. Tamer also was the co-founder and Chief Executive Officer of Agere, Inc., which was acquired by Lucent Microelectronics. Mr. Tamer has been a director of Marvell Technology, Inc. since April 2021. Mr. Tamer was director of Inphi Corporation from February 2012 until its acquisition by Marvell Technology, Inc. in April 2021.

Mr. Tamer contributes significant executive and operational experience at global semiconductor companies as well as extensive knowledge of the issues affecting Teradyne’s customers and suppliers.

Paul J. Tufano Qualifications/Skills ✔ C-Level ✔ Global Business ✔ Semiconductor and Electronics Industry ✔ M&A ✔ Financial ✔ Legal/Regulatory Compliance and Risk Oversight ✔ ESG Oversight	2005

Mr. Tufano, 70, served as President and Chief Executive Officer of Benchmark Electronics, Inc. from September 2016 to March 2019. Mr. Tufano served as the Chief Financial Officer of Alcatel-Lucent from December 2008 to September 2013 and Chief Operating Officer of Alcatel-Lucent from January 2013 to September 2013. He was Executive Vice President of Alcatel-Lucent from December 2008 to January 2013. He also served as a consultant for Alcatel-Lucent from September 2013 to April 2014. Mr. Tufano was the Executive Vice President and Chief Financial Officer of Solectron Corporation from January 2006 to October 2007 and Interim Chief Executive Officer from February 2007 to October 2007. Prior to joining Solectron, Mr. Tufano worked at Maxtor Corporation where he was President and Chief Executive Officer from February 2003 to November 2004, Executive Vice President and Chief Operating Officer from April 2001 to February 2003 and Chief Financial Officer from July 1996 to February 2003. From 1979 until he joined Maxtor Corporation in 1996, Mr. Tufano held a variety of management positions in finance and operations at International Business Machines Corporation. Mr. Tufano has been a director of EnerSys since April 2015. Mr. Tufano served on the Board of Directors of Benchmark Electronics, Inc. from February 2016 to March 2019.

Mr. Tufano contributes widespread knowledge of the issues confronting complex technology and manufacturing companies and extensive financial reporting and operational expertise.

Bridget van Kralingen Qualifications/Skills ✔ C-Level ✔ Global Business ✔ M&A ✔ Sales & Marketing ✔ Technical Product Development ✔ Financial ✔ Legal/Regulatory Compliance and Risk Oversight ✔ ESG Oversight ✔ Cybersecurity and Information Security	2024

Ms. van Kralingen, 60, has been a Partner at Motive Partners since November 2022. Prior to Motive Partners, she served in various leadership positions at IBM Corporation from April 2004 through December 2021, including most recently leading IBM's Global Sales and Markets Division. Before joining IBM in 2004, Ms. van Kralingen served as Managing Partner, US Financial Services with Deloitte Consulting. Ms. van Kralingen has been a director of Royal Bank of Canada since June 2011, a director of Travelers Insurance since January 2022, and a director of Discovery Limited since June 2022.

Ms. van Kralingen contributes extensive global business experience as a former executive of a global technology company and has significant expertise in information technology services, international operations, and global sales and business development.

Director Qualifications and Experience

As described above, each Director nominee brings a diversity of skills and experiences to the Board that are complementary and, together, cover the spectrum of areas that impact the Company’s current and evolving business. A summary of each nominee's qualifications and experience is set forth in the Qualifications/Skills matrix below. As the matrix is a summary, it does not include all the skills, experience, qualifications and diversity that each nominee offers, and the fact that a particular experience, skill or qualification is not listed does not mean that a nominee does not possess it. Additionally, the Board is committed to the pursuit of board refreshment and balanced tenure. The matrix also shows the tenure of each director nominee. The Board believes that the combination of backgrounds, skills and experience has resulted in a Board that is well-equipped to exercise oversight responsibilities on behalf of the Company’s stakeholders.

Qualifications/Skills	Herweck	Johnson	Maddock	Matz	Smith	Tamer	Tufano	van Kralingen
C-Level Experience	✓	✓	✓	✓	✓	✓	✓	✓
Global Business Experience	✓	✓	✓	✓	✓	✓	✓	✓
Semiconductor and Electronics Industry Experience		✓	✓		✓	✓	✓
Robotics Industry Experience	✓			✓	✓
M&A Experience	✓	✓	✓		✓	✓	✓	✓
Sales/Marketing Experience	✓			✓	✓	✓		✓
Technical Product Development Expertise	✓		✓	✓	✓	✓		✓
Financial Expertise		✓	✓			✓	✓	✓
Legal/Regulatory Compliance and Risk Oversight	✓	✓	✓	✓	✓	✓	✓	✓
ESG Oversight	✓	✓	✓	✓	✓	✓	✓	✓
Cybersecurity and Information Security	✓			✓		✓		✓
Climate-related Risk Experience (1)	✓					✓
Tenure (Years)	4	10	2	7	2	3	19	1

(1)
In Mr. Herweck’s capacity as CEO of AVEVA Group, he expanded his climate-related risk experience and participates in the First Movers Coalition of the World Economic Forum and the CEO Alliance for Climate Actions of the World Economic Forum. While at Khosla Ventures, Mr. Tamer spent three years studying climate change and related technologies, such as emissions, solar, engines, batteries, LED, and motors.

Board Diversity Matrix (as of March 29, 2024)

The Board values racial, ethnic, cultural, and gender diversity in evaluating new candidates and seeks to incorporate a wide range of those attributes in Teradyne’s Board of Directors. The following matrix is provided in accordance with applicable Nasdaq listing requirements and includes all directors as of March 29, 2024.

Total Number of Directors	9*
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	*	—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	1	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	2	6	*	—	—
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+		1
Demographic Background Undisclosed		—

* Includes Mr. Guertin who is retiring from the Board effective upon the conclusion of the Annual Meeting.

The following matrix provides diversity information regarding the individual members of the Company’s Board which have been nominated for re-election at the Annual Meeting:

	Herweck	Johnson	Maddock	Matz	Smith	Tamer	Tufano	van Kralingen
Demographics
Race/Ethnicity
African American
Asian/Pacific Islander
White/Caucasian	✓		✓	✓	✓	✓	✓	✓
Hispanic/Latinx		✓
Native American
Two or More Races or Ethnicities
Undisclosed
Gender
Male	✓		✓		✓	✓	✓
Female		✓		✓				✓
Non-Binary
Undisclosed
Sexual Orientation
LGBTQ+			✓
Undisclosed

PROPOSAL NO. 2

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company is providing shareholders with the opportunity at the Annual Meeting to vote on the following advisory resolution, commonly known as “Say-on-Pay”:

RESOLVED, that the shareholders of the Company approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables” pursuant to Item 402 of Regulation S-K.

The Company’s Compensation Committee has implemented an executive compensation program that rewards performance. The Compensation Committee fosters a performance-oriented environment by tying a significant portion of each executive officer’s cash and equity compensation to the achievement of short-term and long-term performance objectives that are important to the Company and its shareholders. The Compensation Committee has designed the Company’s executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve the Company’s corporate objectives and increase shareholder value. The Company believes that its compensation policies and practices reflect a pay-for-performance philosophy and are strongly aligned with the long-term interests of shareholders. The Company recommends shareholders read the sections of this proxy statement entitled “Compensation Discussion and Analysis” and “Executive Compensation Tables” before voting on this “Say-on-Pay” advisory proposal.

The Company will report the results of the “Say-on-Pay” vote in a Form 8-K following the Annual Meeting. The Company also will disclose in subsequent proxy statements how the Company’s compensation policies and decisions take into account the results of the shareholder advisory vote on executive compensation.

The Board recommends a vote FOR the advisory resolution approving the compensation of the Company’s named executive officers as described in this proxy statement.

PROPOSAL NO. 3

AMENDMENT TO THE ARTICLES OF ORGANIZATION TO LOWER THE VOTING REQUIREMENT FOR APPROVAL OF AN AMENDMENT OF THE ARTICLES OF ORGANIZATION AND FOR APPROVAL OF A VOLUNTARY DISSOLUTION OF THE COMPANY FROM A SUPER-MAJORITY TO A SIMPLE-MAJORITY

Section 10.03 of the Massachusetts Business Corporation Act requires the affirmative vote of at least two-thirds of the outstanding shares of the corporation entitled to vote on a matter in order to approve an amendment to the corporation’s articles of organization, unless the articles of organization provide for a lesser percentage. In addition, Section 14.02 of the Massachusetts Business Corporation Act requires the affirmative vote of at least two-thirds of the outstanding shares of the corporation entitled to vote on a matter in order to approve a voluntary dissolution of a corporation, unless the articles of organization provide for a lesser percentage. Because the Company’s Restated Articles of Organization (the “Articles”) do not provide for a lesser percentage, an amendment to the Articles or a voluntary dissolution of the Company must be approved by at least two-thirds of the Company’s outstanding shares entitled to vote on such matter.

Our Board is committed to high standards of corporate governance for the Company and its shareholders. The Board considered the advantages and disadvantages of the current “two-thirds of the outstanding shares” voting standard to amend the Articles or approve a voluntary dissolution. The Board believes that this proposal is consistent with our continuing commitment to best practices in corporate governance, including growing sentiment that the elimination of such a provision provides shareholders greater ability to participate in the corporate governance of the Company.

After careful consideration, on January 22, 2024, the Board unanimously approved, and recommends that the Company’s shareholders approve, an amendment to the Company’s Articles to add Article VI.D to the Articles, which provides that an amendment to the Articles may be approved by the affirmative vote of holders of a majority in interest of all stock issued, outstanding and entitled to vote on such matter and to add Article VI.E to the Articles, which provides that approval of a voluntary dissolution of the Company shall require the affirmative vote of holders of a majority in interest of all stock issued, outstanding and entitled to vote on such matter. The Board determined that this amendment to the Articles was in the best interests of the Company and its shareholders and directed this amendment to the Articles to be submitted to the shareholders for approval at the Annual Meeting.

If this amendment to the Articles is approved, as of the filing of the Restated Articles (defined below), the Company’s articles of organization and bylaws will not contain any supermajority voting requirements and, except for certain matters that, in accordance with the Massachusetts Business Corporation Act, require the affirmative vote of holders of a majority in interest of all stock issued, outstanding and entitled to vote on such matter, which matters will be set forth in Articles VI.B, VI.D and VI.E of the Restated Articles, all matters shall require the affirmative vote of the holders of a majority of the stock present or represented and voting on a matter or, in the case of a contested director election, a plurality of votes cast for directors. If this amendment to the Articles is approved, the affirmative vote of holders of a majority in interest of all stock issued, outstanding and entitled to vote on the matters set forth in Articles VI.B, VI.D and VI.E of the Restated Articles will be the closest voting standard to a requirement of an affirmative vote of a majority of votes cast that is permitted under the Massachusetts Business Corporation Act with respect to such matters.

Restated Articles of Organization

If approved, this amendment to the Articles would become effective upon filing of Restated Articles of Organization (the “Restated Articles”) with the Secretary of the Commonwealth of Massachusetts, the form of which is attached hereto as Appendix B, which, subject to shareholder approval, the Company intends to file promptly after the Annual Meeting.

Vote Required

The affirmative vote of the holders of at least two-thirds of shares outstanding and entitled to vote on this matter as of the Record Date is required for the approval of this proposal. Abstentions and “broker non-votes” will have the same effect as voting “against” the proposal.

The Board recommends a vote FOR the approval of the amendment to the Articles to lower the voting requirement for approval of an amendment to the Articles and approval of a voluntary dissolution of the Company from a super-majority to a simple-majority.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected (and the Board of Directors has approved) PricewaterhouseCoopers LLP to serve as Teradyne’s independent registered public accounting firm for the fiscal year ending December 31, 2024. PricewaterhouseCoopers LLP, or its predecessor Coopers & Lybrand L.L.P., has served as Teradyne’s independent registered public accounting firm since 1968. The appointment of PricewaterhouseCoopers LLP is in the best interest of Teradyne’s shareholders. Teradyne expects that a representative from PricewaterhouseCoopers LLP will be at the annual meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The ratification of this selection is not required by the laws of the Commonwealth of Massachusetts, where Teradyne is incorporated, but the results of this vote will be considered by the Audit Committee in selecting an independent registered public accounting firm for future fiscal years.

The Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Corporate Governance and Board Policies

Teradyne is committed to good, transparent corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. Teradyne’s Board of Directors (the “Board”) has adopted Corporate Governance Guidelines (“Guidelines”) to provide a framework for the effective governance of Teradyne. The Nominating and Corporate Governance Committee periodically reviews the Guidelines and recommends changes, as appropriate, to the Board for approval. The Board has also adopted written charters for its standing committees (Audit, Compensation, and Nominating and Corporate Governance), and the Company has a Code of Conduct applicable to all directors, officers and employees. Copies of the Guidelines, committee charters, and Code of Conduct are available on the Company’s website at www.teradyne.com under the “Governance” section of the “Investor Relations” link. Teradyne posts additional information on its website from time to time as the Board makes changes to Teradyne’s corporate governance policies.

Teradyne has instituted a variety of policies and practices to foster and maintain good corporate governance. The Board reviews these practices on a regular basis. Teradyne’s current policies and practices include the following:

•
Independent directors constitute a majority of the Board and all members of the Board Committees;
•
Independent Board Chair;
•
All directors elected annually for a one-year term with majority voting for uncontested Board elections;
•
Adoption of “Poison Pill” requires shareholder approval;
•
Recoupment of incentive compensation from executives for fraud resulting in financial restatement;
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Robust director and executive officer stock ownership guidelines;
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Insider Trading Policy and Rule 10b5-1 Policy reflecting new SEC regulations;
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Policy prohibiting employees, executives and directors from hedging Teradyne stock and pledging Teradyne stock as collateral for loans;
•
Annual Board and Committee self-assessments;
•
Executive sessions of independent directors at Board meetings;
•
Board access to management and independent advisors;
•
Board oversight of enterprise risk management, including cybersecurity and data protection risks;
•
Independent registered public accounting firm and internal auditor meet regularly with Audit Committee without management present;
•
An environmental, social and governance (“ESG”) program and Corporate Social Responsibility (“CSR”) Report;
•
Board oversight of the Company’s ESG program and review of its CSR Report;
•
Regular Nominating and Corporate Governance Committee review of Board composition, skills, diversity and refreshment and succession plan;
•
Nominating and Corporate Governance Committee review of director’s change in position;
•
Annual Board review of executive succession plan;
•
No director may serve on more than four other public company boards;
•
Directors must be 74 years or younger as of the date of their election or appointment – this requirement has no exceptions or conditions;

•
Directors may be removed by a shareholder vote with or without cause;
•
Annual review of non-employee director compensation and cap on the aggregate value of total annual compensation to non-employee directors;
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Annual Board evaluation of Chief Executive Officer performance; and
•
Policy promoting equal opportunity for all employees, including gender pay equity.

Board Nomination Policies and Procedures

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates for election to the Board and does not distinguish between nominees recommended by shareholders and other nominees. All nominees must meet, at a minimum, the Board membership criteria described below.

Director nominees are evaluated on the basis of a range of criteria, including (but not limited to): integrity, honesty and adherence to high ethical standards; business acumen, experience and ability to exercise sound judgments and contribute positively to a decision-making process; commitment to understanding Teradyne and its industry; commitment to regularly attend and participate in Board and Committee meetings; ability to ensure that outside commitments do not materially interfere with duties as a Board member; absence of a conflict of interest or appearance of a conflict of interest; and other appropriate considerations.

Nominees shall be 74 years or younger as of the date of election or appointment. This requirement has no exceptions or conditions. No director may serve on more than four other public company boards.

The Board seeks nominees with a broad diversity of viewpoints, professional experience, education, geographic representation, backgrounds and skills. The backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of backgrounds, expertise and experience that will allow the Board to fulfill its responsibilities. The Board values racial, ethnic, cultural, gender, economic, professional and educational diversity in evaluating new candidates and seeks to incorporate a wide range of those attributes in Teradyne’s Board of Directors. Board composition and succession planning are reviewed regularly to ensure that Teradyne’s directors reflect the knowledge, experience, skills and diversity required for the needs of the Board.

At the Annual Meeting, shareholders will be asked to consider the election of Bridget van Kralingen, who has been nominated for election as director for the first time. In January 2024, Ms. van Kralingen was appointed by our Board as a new director. Ms. van Kralingen was originally proposed to the Nominating and Corporate Governance Committee as a potential candidate for the Board by an international executive and board search firm.

Shareholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the Nominating and Corporate Governance Committee, 600 Riverpark Drive, North Reading, MA 01864. Shareholders wishing to nominate directors may do so by submitting a written notice to the Secretary at the same address in accordance with the nomination procedures set forth in Teradyne’s bylaws. Additional information regarding the nomination procedure is provided in the section below captioned “Shareholder Proposals for 2025 Annual Meeting of Shareholders.”

Director Independence

Teradyne’s Guidelines require that at least a majority of the Board shall be independent and set out standards for determining director independence. To be considered independent, a director must satisfy the definitions pursuant to the SEC rules and the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), and, in the Board’s judgment, not have a material relationship with Teradyne. Teradyne’s Guidelines are available on Teradyne’s website at www.teradyne.com under the “Governance” section of the “Investor Relations” link.

The Board has determined that the following directors are independent using the criteria identified above: Timothy E. Guertin, Peter Herweck, Mercedes Johnson, Ernest E. Maddock, Marilyn Matz, Ford Tamer, Paul J. Tufano, and Bridget van Kralingen. In determining the independence of Teradyne’s directors, the Board reviewed and determined that the following did not preclude a determination of independence under Teradyne’s standards: Mr. Herweck’s position as CEO of Schneider Electric, a Teradyne customer; Ms. Johnson’s position as a director of Analog Devices, Inc., both a Teradyne supplier and customer, as a director of Synopsys, Inc., both a Teradyne customer and supplier; Mr. Maddock’s position as director of Avnet, Inc., both a Teradyne customer and supplier; and Mr. Tamer’s position as a director of Marvell Technology, Inc., a Teradyne customer. Teradyne’s business with Analog Devices, Synopsys, Avnet, Schneider and Marvell during 2023 was immaterial to Teradyne and to the other companies. Teradyne will continue to monitor its business relationships and any significant competitive activity to ensure they have no impact on the independence of its directors. The Board has determined that Greg Smith is not independent because he is Teradyne’s Chief Executive Officer.

All members of the Company’s three standing committees – the Audit, Compensation, and Nominating and Corporate Governance Committee – are required to be independent and have been determined by the Board to be independent pursuant to the SEC rules and the listing standards of Nasdaq, as well as Teradyne’s standards.

The independent directors of the Board and its standing committees periodically meet without management present.

Board Leadership Structure and Self-Assessment

Since May 2021, Mr. Tufano has served as an independent Chair of the Board. The Board believes that having an independent Chair is the preferred corporate governance structure for the Company because it strikes an effective balance between management and independent leadership participation in the Board process.

The Board and each of its committees annually undertake a self-assessment, including an evaluation of its composition, mandate and function. The Chair of the Nominating and Corporate Governance Committee manages this annual process and implementation of any action items resulting from the process. For example, as a result of one of the Board’s self-assessments in which the directors expressed their interest in having a separate strategy discussion, an annual strategic session with management was implemented starting in 2018. Additionally, based on the result of another self-assessment, the board undertook a multi-year refreshment and succession planning process beginning in 2020.

Code of Ethics

The Code of Conduct is Teradyne’s ethics policy. The Company deploys Code of Conduct training to all new full and part time employees and contractors as part of the on-boarding process and administers annual Code of Conduct refresher training to all employees at the end of each year, which includes a video presentation, quiz and compliance certification. The Code of Conduct training covers a variety of topics, including anti-corruption and bribery, proper workplace conduct, diversity, equity and inclusion, unconscious bias, avoiding conflicts of interest, cybersecurity and information security and protection in the workplace, environmental best practices in the workplace, health and safety practices, and proper use of social media. The Board has established a means for anyone to report violations of the ethics policy on a confidential or anonymous basis. Teradyne’s Code of Conduct is available on Teradyne’s website at www.teradyne.com under the “Governance” section of the “Investor Relations” link.

Teradyne shall disclose any substantive amendments to or waiver, including an implicit waiver, from the Code of Conduct granted to an executive officer or director within four business days of such determination by disclosing the required information on its website at www.teradyne.com under the “Governance” section of the “Investor Relations” link or in a Current Report on Form 8-K..

Insider Trading Policy

The Board has adopted an insider trading policy (“Insider Trading Policy”) to prevent the misuse of confidential information about Teradyne as well as other companies with which the Company has a business relationship and to promote compliance with the securities laws. Among other things, the Insider Trading Policy prohibits trading on material non-public information and prohibits directors, executive officers and certain other employees from buying or selling Teradyne securities during the Company’s non-trading periods, also called “blackout periods”, except pursuant to an approved trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”). The Board has also adopted a Rule 10b5-1 plan policy (“Rule 10b5-1 Plan Policy”) which applies to all executive officers and directors of Teradyne who adopt Rule 10b5-1 plans for trading in Teradyne’s securities. The Rule 10b5-1 Plan Policy sets forth mandatory guidelines that are intended to ensure compliance with Rule 10b5-1, including amendments adopted by the SEC in 2023, and to conform to best practices with respect to the design and implementation of Rule 10b5-1 plans.

Hedging and Pledging Policy

The Board recognizes there may be an appearance of improper or inappropriate conduct if Teradyne’s employees, executives and directors engage in certain types of transactions, even in circumstances where they may not be aware of any material, nonpublic information. Therefore, the Board has adopted, through the insider trading policy, a policy prohibiting employees, executives and directors from hedging Teradyne stock through short sales, prepaid variable forward contracts, equity swaps, collars and exchange funds. In addition, transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, are prohibited by this policy. The policy also prohibits holding Teradyne securities in a margin account or pledging Teradyne securities as collateral for loans.

Environmental, Social and Governance

The Board is committed to promoting, creating and maintaining a safe and healthy workplace, environment and society. Teradyne is committed to employee health, safety and welfare, to managing its activities that impact the environment in a responsible and effective manner, and to supporting the communities where its employees live and work. Teradyne strives to drive improvements in environmental sustainability, supply chain responsibility, diversity and inclusion, and positive social impact. In 2019, Teradyne formalized its ESG program and published its first CSR report. In August 2019, the Board invited an outside expert to present to the full Board on best practices and trends in ESG programs. Throughout 2020, 2021, 2022, and 2023 the Company expanded its ESG program and, in November 2023, published its fifth CSR report. In 2021, the Company became a member of The Responsible Business Alliance (“RBA”) and is continuing to implement many of the best practices of the RBA, including relating to compliance of the Company’s supply chain with its ESG program. In 2022, the Company joined the SEMI Climate Consortium, a semiconductor equipment industry group focused on reducing the greenhouse gas emissions in the production and operation of chip making equipment. In December 2023, the Company submitted a letter of commitment with the Science Based Target initiative establishing the Company's intent to set a science-based target.

The 2021, 2022 and 2023 CSR reports substantially expanded disclosure related to ESG, and the Company plans to continue to enhance its program and to provide additional, detailed disclosures to its shareholders, employees, customers, suppliers and other stakeholders. As described in the Code of Ethics section above, Teradyne’s annual Code of Conduct training includes training for employees on diversity and unconscious bias as well as on environmental best practices, including power and water conservation, recycling, and encouraging innovative designs to reduce energy consumption of the Company’s products.

Teradyne’s Board oversees its ESG program to ensure ESG initiatives are linked to company-wide strategic planning decisions. The Nominating and Corporate Governance Committee has primary responsibility for overseeing ESG priorities and the successful implementation of these priorities. The Company’s other Board committees also have oversight responsibility for ESG topics under their purview. Management annually reviews the Company’s ESG program and CSR report with the Board and regularly provides updates to the Board and Board committees and engages them to discuss ESG strategy, gain alignment on goals, and report on progress. The Company’s cross-functional ESG steering team is responsible for developing and executing its ESG strategy, proposing goals, approving and supporting initiatives, and embedding ESG into the corporate culture. The ESG steering team reports to Teradyne’s CEO and CFO. In addition, the Company has topic-specific working teams to address key ESG initiatives and a dedicated ESG manager who reports to the ESG steering team and drives these initiatives.

Detailed information regarding Teradyne’s ESG activities is available on its website at https://www.teradyne.com under the “Corporate Social Responsibility” link.

Human Capital Resources

The Board oversees the establishment and the maintenance of the Company’s core values and its management of human capital. The Board believes that the Company’s future success depends upon its continued ability to attract, develop, and retain a high-performance workforce, comprised of people with shared values.

Corporate Culture

Teradyne’s core values are conducting business with honesty and integrity, collaborating with colleagues as a company without doors, and partnering with customers every step of the way because customers count on us. The Company is committed to conducting business in a responsible manner, with strategic operational policies, procedures and values that support transparency, sustainability and legal compliance. Teradyne ensures its employees ethically operate and fulfill business commitments through robust monitoring of the Company’s Code of Conduct and environmental, health and safety programs. The Company strives to foster a positive work environment that helps employees thrive. It is a priority for Teradyne to ensure that its people feel inspired, supported, safe and able to achieve their personal best. The Company is committed to equality as evidenced by its nondiscrimination, harassment prevention and pay equity policies and training. Teradyne values a diverse, inclusive and respectful work environment where all employees enjoy challenging assignments and development opportunities within the framework of a safe, positive culture.

Competitive Pay and Benefits

The primary objective of Teradyne’s compensation program for employees generally is to provide a compensation and benefits package that will continue to attract, retain, motivate and reward high performing employees who operate in a highly competitive and technologically challenging environment. The Company seeks to achieve this objective by linking a meaningful portion of compensation to Company and business unit performance. Teradyne enables employees to share in the success of the Company through various programs, including an employee stock purchase program, equity compensation and profit sharing and bonus plans. The Company seeks to provide competitive and fair total compensation and, to do so, refers to peer comparisons and internal equity. In addition to providing employees with competitive compensation packages, Teradyne offers benefits designed to meet the needs of employees and their families, including paid time off, parental leave, bereavement leave, health insurance coverage, flexible work arrangements, contributions to retirement savings, and access to employee assistance and work-life programs.

Employee Development and Training

Teradyne believes that employee development and training is a key factor in continuing to attract, motivate, develop and retain a strong, competitive workforce. The Company provides continual development opportunities to its employees, with a focus on development of job skills and competencies. Examples include new manager competencies like giving feedback and coaching, and training in software development tools and project management. Teradyne’s employees also receive annual performance reviews and are involved in setting goals for their own development and performance. Employees and managers look back on the previous year, review career development plans and create goals for the next year. In 2022, Teradyne implemented a new learning management system integrated with its human resources system. This enabled the business to more easily create and offer business training courses, including on topics such as project management, electrical safety, engineering standards, and product and sales. Additionally, for the first time, in 2023 Teradyne hired a Learning Development Manager to enhance the delivery of employee training programs throughout the Company.

Teradyne is committed to recruiting and developing talent at the collegiate level to help advance Science, Technology, Engineering and Mathematics (“STEM”) education for the future generation. For example, the Company’s paid internships and entry-level positions offer real-world experience, and its paid co-op program offers higher education students a unique learning opportunity as students alternate one semester in a work assignment and one semester in the classroom. Additionally, Teradyne offers reimbursement for educational courses related to an employee’s work or as part of a degree program, including tuition, lab fees and books. The Company also offers a scholarship program for employees with college-age children and grandchildren. In 2023, approximately half of the scholarship recipients were outside of the United States.

Employee Engagement

Teradyne conducts regular employee surveys to check in with its global workforce and obtain input on a number of topics. The feedback received from these surveys helps management assess employee sentiment and identify areas of improvement and guides decision-making as it relates to people management. In addition, the Company’s CEO, other executives and individual directors meet with employees on a frequent basis through exchange meetings and quarterly webcasts. The exchange meetings allow the executives and directors to directly interact with a small group of employees, while the global webcasts enable all employees to engage with senior leaders and ask questions in an open Q&A session.

Diversity and Inclusion; Community Engagement

Teradyne believes in fostering a diverse workforce and equitable and inclusive culture in order to build a stronger and more resilient company for our customers, our investors, our employees and our communities worldwide. To support this effort, Teradyne has a Diversity and Inclusion Charter, which was developed by the Company’s Diversity, Equity and Inclusion (“DEI”) executive sub-committee and designed to ensure that the Company builds diversity across our workforce. Since 2021, Teradyne has had a DEI program manager to steer its DEI efforts and maintain an internal DEI website for employees. The Company has programs for recruiting and hiring candidates from various backgrounds and experiences. Teradyne also has policies regarding gender pay equity and regularly conducts audits of pay equity in the United States. It conducts mandatory DEI-related training for employees worldwide and offers a wide variety of optional DEI-related training courses as well. Teradyne is an equal opportunity and affirmative action employer committed to making employment decisions without regard to race, religion, ethnicity or national origin, gender, sexual orientation, gender identity or expression, age, disability, protected veteran status or any other characteristics protected by law.

Teradyne has a tradition of amplifying the charitable actions of its employees and responding to the needs of the communities where we work. To make it easier for employees to support charitable activities and magnify the impact of support, the Company established a formal matching gift program, “Teradyne Gives.” This program matches up to $1,000 per year of an employee’s donations to charities of their choosing, selected from a wide range of qualified non-profit organizations.

Additionally, advancing education for future generations is a primary initiative at Teradyne. The Company seeks to increase the diversity of STEM graduates worldwide through our support of STEM programs at the middle, high school and collegiate level. Teradyne also donates test equipment and robots to colleges, universities, and vocational programs.

Health and Safety

The health and safety of its employees is the Company’s highest priority. Teradyne is committed to complying with all applicable health and safety regulations wherever it operates. The Company conducts internal audits and regular reviews and monitoring of regulations to ensure compliance with laws and regulations at the local, state, province and country levels. Teradyne ensures workers are provided with the knowledge to perform their jobs safely by deploying mandatory environment, health and safety training. The Company also requires contractors to complete safety training prior to working at any Teradyne site. The Company monitors, tracks and reports common safety metrics such as accidents, near misses and illness, and its injury and illness rate is below the industry average. Teradyne also provides its employees with a flexible and adjustable workspace, which includes reviewing ergonomics issues in the workplace, educating employees to self-identify risks and ensuring they have the work environment they need to do their jobs safely and effectively.

Board Oversight of Risk

Management is responsible for the day-to-day management of risks to the Company, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Management attends regular Board and committee meetings and discusses with the Board and committees various risks confronting the Company, including operational, cybersecurity and information security, legal, geopolitical, market and competitive risks as well as the risks to the Company, its business and its employees due to climate change and trade regulations. Management and the Board have not identified any risks arising from Teradyne’s compensation plans, policies and practices for the executives or employees that are reasonably likely to have a material adverse effect on the Company.

The Board also oversees management's processes for identifying and mitigating risks, including cybersecurity risks, to help align the Company's risk exposure with its strategic objectives. Senior leadership, including the Company's Chief Information Security Officer, briefs the Audit Committee quarterly, and the full Board at least annually, on the Company's cybersecurity and information security posture.

Related Party Transactions

Under Teradyne’s written “Conflict of Interest Policy,” which is part of Teradyne’s Code of Conduct, the General Counsel notifies the Audit Committee of any investment or other arrangement to be entered into by Teradyne that could or would be perceived to represent a conflict of interest with any of the executive officers or directors. Every year Teradyne makes an affirmative inquiry of each of the executive officers and directors as to their existing relationships. Teradyne reports any potential conflicts identified through these inquiries to the Audit Committee. No potential conflicts were identified in 2023.

Shareholder Communications with Board of Directors

Shareholders and other interested parties may communicate with one or more members of the Board, including the Chair, or the non-management directors as a group by writing to the Non-Management Directors, Board of Directors, 600 Riverpark Drive, North Reading, MA 01864 or by electronic mail at nonmanagementdirectors@teradyne.com. Any communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, will be sent to the appropriate executive. Solicitations, junk mail, and other similarly frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Under Teradyne’s Corporate Governance Guidelines, each director is expected to attend each annual meeting of shareholders. All then-serving directors attended the 2023 Annual Meeting of Shareholders held on May 12, 2023.

Board Meetings

The Board met six times during the year ended December 31, 2023. The non-employee directors, all of whom are independent, held executive sessions in which they met without management after each regularly scheduled meeting during 2023. The Chair of the Board presides over all Board meetings and each executive session. During 2023, each director attended at least 75% of the total number of meetings of the Board and committee meetings held while such person served as a director. Teradyne’s Corporate Governance Guidelines, which are available at www.teradyne.com under the “Governance” section of the “Investor Relations” link, provide a framework for the conduct of the Board’s business.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. In accordance with the listing standards of Nasdaq, all of the committees are comprised of independent directors. The members of each committee are appointed by the Board based on the recommendation of the Nominating and Corporate Governance Committee. Each committee performs a self-evaluation and reviews its charter annually. Actions taken by any committee are reported to the Board, usually at the next Board meeting following the action. The table below shows the current membership of each of the standing committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mercedes Johnson* Ernest E. Maddock Ford Tamer Paul J. Tufano	Timothy E. Guertin Peter Herweck* Marilyn Matz Bridget van Kralingen	Timothy E. Guertin Peter Herweck Marilyn Matz* Bridget van Kralingen

* Committee Chair

The Board will appoint committee members for the 2024-2025 term following the election of directors at the Annual Meeting.

Audit Committee

The Audit Committee has four members, all of whom have been determined by the Board to be independent pursuant to SEC rules and the listing standards of Nasdaq, as well as Teradyne’s independence standards. In addition, the Board determined that each member of the Audit Committee is financially literate and an “audit committee financial expert” as defined in the rules and regulations promulgated by the SEC. The Audit Committee’s oversight responsibilities, described in greater detail in its charter, include, among other things:

•
overseeing matters relating to the financial disclosure and reporting process, including the system of internal controls;
•
reviewing the internal audit function and annual internal audit plan;
•
supervising compliance with business ethics and legal and regulatory requirements;
•
reviewing the Company’s cybersecurity program including the Company's contingency plans in the event of a cybersecurity incident;
•
reviewing and approving the appointment, compensation, activities, and independence of the independent registered public accounting firm including the selection of the lead audit partner who is rotated every 5 years; and
•
conducting an enterprise risk management review, including financial risk assessment and management.

The Audit Committee met eight times during 2023. The responsibilities of the Audit Committee and its activities during 2023 are more fully described in the Audit Committee Report contained in this proxy statement.

Compensation Committee

The Compensation Committee has four members, all of whom have been determined by the Board to be independent pursuant to SEC rules and the listing standards of Nasdaq, as well as Teradyne’s independence standards. The Compensation Committee’s primary responsibilities, discussed in greater detail in its charter, include, among other things:

•
oversight of and assessment of the risks associated with Teradyne’s compensation programs, policies and practices;
•
recommending changes and/or recommending the adoption of new compensation plans to the Board, as appropriate;
•
reviewing and recommending to the Board each year the compensation for non-employee directors;
•
evaluating and recommending to the independent directors of the Board the annual cash and equity compensation and benefits to be provided for the Chief Executive Officer;
•
administering the executive compensation recoupment policy;

•
oversight of and assessment of gender and diversity pay equity; and
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reviewing and approving of the cash and equity compensation and benefit packages of the other executive officers.

The Compensation Committee has the authority to and does engage the services of independent advisors, experts and others to assist it from time to time. Teradyne’s compensation and benefits group in the Human Resources Department supports the Compensation Committee in its work and assists in administering the compensation plans and programs.

The Compensation Committee met five times during 2023.

The Compensation Committee has retained Compensia, Inc. (“Compensia”), an executive compensation consulting firm, to assist it in carrying out its duties and responsibilities regarding executive and non-employee director compensation. In 2023, this engagement involved preparing (1) an executive officer compensation competitive analysis; (2) a director compensation competitive analysis; (3) a peer group analysis; and (4) a tally sheet analysis for executive officers. To maintain the independence of its advice, Compensia provides no services to Teradyne other than the services provided to the Compensation Committee. In addition, the Compensation Committee annually conducts a conflict-of-interest assessment for Compensia and any other independent advisors engaged during the year using the factors applicable to compensation consultations under SEC rules and the listing standards of Nasdaq, and, for 2023, no conflict of interest was identified.

The Compensation Committee also uses proprietary compensation surveys prepared by Radford, a global compensation consultant focused on technology companies.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors in accordance with SEC rules and the listing standards of Nasdaq, as well as Teradyne’s independence standards. None of Teradyne’s executive officers serves on the Compensation Committee of any of the companies in which the directors are officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has four members, all of whom have been determined by the Board to be independent pursuant to SEC rules and the listing standards of Nasdaq, as well as Teradyne’s independence standards. The Nominating and Corporate Governance Committee’s primary responsibilities, discussed in greater detail in its charter, include, among other things, to:

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identify individuals qualified to become Board members;
•
recommend to the Board the nominees for election or re-election as directors at the annual meeting of shareholders;
•
develop and recommend to the Board a set of corporate governance principles;
•
oversee and advise the Board with respect to corporate governance matters;
•
review the Company’s environmental, social and governance program;
•
review the Company’s succession plans with respect to the Chief Executive Officer and other senior executives; and
•
oversee the evaluation of the Board.

The Nominating and Corporate Governance Committee identifies director candidates through numerous sources, including recommendations from existing Board members, executive officers, and shareholders and through engagements with executive search firms. The Nominating and Corporate Governance Committee regularly reviews Board composition, skills, diversity and succession plans.

Non-employee directors must notify the Nominating and Corporate Governance Committee if the director experiences a change of position from that held upon first becoming a member of the Board. Upon any such notification, the Nominating and Corporate Governance Committee will review the potential impact on the director’s independence and the appropriateness of the director’s continued membership on any Board committees under the circumstances.

The Nominating and Corporate Governance Committee met four times during 2023.

Director Compensation

Teradyne uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Every year, Compensia, the Compensation Committee’s independent compensation consulting firm, conducts an analysis of director compensation, including a review of benchmark data, and reports to the Committee any recommendations regarding director compensation. The Compensation Committee considers Compensia’s annual input as part of its annual review of director compensation. Non-employee directors’ compensation is determined by the Board at the recommendation of the Compensation Committee. Directors who are employees of Teradyne receive no compensation for their service as a director.

Cash Compensation

After a review of peer benchmarking data and global survey data regarding director compensation, the Compensation Committee, with input from Compensia, recommended to the Board to maintain the non-employee director compensation generally, but to and increase the cash compensation of the non-employee director chairperson effective May 12, 2023, the date of the 2023 Annual Meeting of Shareholders. In 2023, the non-employee directors were compensated at the rate of $90,000 per year. Additional fees paid to certain non-employee directors in 2023 were as follows:

•
The Board Chair received an additional $75,000 per year pro-rated from January 1, 2023 until May 12, 2023 and an additional $100,000 per year pro-rated from May 12, 2023 through December 31, 2023;
•
The Chair of the Audit Committee received an additional $30,000 per year;
•
The Chair of the Compensation Committee received an additional $20,000 per year; and
•
The Chair of the Nominating and Corporate Governance Committee received an additional $15,000 per year.

The shareholder-approved 2006 Equity and Cash Compensation Incentive Plan limits the aggregate amount or value, as applicable, of total annual cash and equity compensation that may be paid or granted, as applicable, to non-employee directors to an amount not to exceed $750,000.

Stock-Based Compensation

Each non-employee director receives an annual equity award having a fair market value equal to $230,000 on the earlier of (i) the date of the Annual Meeting or (ii) the last Thursday in May. This annual equity award, which is delivered in the form of restricted stock units, vests in full on the earlier of (i) the first anniversary of the date of grant or (ii) the date of the following year’s Annual Meeting of Shareholders.

Each new non-employee director is granted an equity award on the date first elected or appointed to the Board having a fair market value equal to $230,000, pro-rated to reflect the period between the director’s date of election or appointment and the date of the next annual board grant. This equity award, which is also delivered in the form of restricted stock units, vests in full on the date of the next annual board equity award grant.

Equity awards to directors are granted under the shareholder approved 2006 Equity and Cash Compensation Incentive Plan.

Director Deferral Program

The non-employee directors may elect to defer receipt of their cash and/or equity awards and have the compensation notionally invested into (1) an interest-bearing account (based on ten-year Treasury note interest rates) or (2) a deferred stock unit (“DSU”) account. If a non-employee director elects to participate in this deferral program, they will receive either the cash value of the interest-bearing account or the shares of the Company’s common stock underlying the DSUs, in either case, within 90 days following the end of their board service.

Director Stock Ownership Guidelines

The Company maintains stock retention and stock ownership guidelines to align the interests of the non-employee directors with those of the Company’s shareholders and ensure that the directors have an ongoing financial stake in the Company’s success. Pursuant to the guidelines, the non-employee directors are expected to attain (within five years from the date of initial election or appointment to the Board) and maintain an investment level in shares of the Company’s common stock equal to five times their annual cash retainer. Shares subject to the stock ownership guidelines do not include any unvested restricted stock units. All of the non-employee directors other than Mr. Maddock, who joined the Board in 2022, and Ms. van Kralingen, who joined the Board in January 2024, met the ownership guidelines as of December 31, 2023.

Director Compensation Table for 2023

The table below summarizes the compensation Teradyne paid to the non-employee directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	Total ($)
Edwin J. Gillis(4)	$43,846.00	—	$43,846.00
Timothy E. Guertin	$110,000.00	$230,052.90	$340,052.90
Peter Herweck	$90,000.00	$230,052.90	$320,052.90
Mercedes Johnson	$109,120.88	$230,052.90	$339,173.78
Ernest E. Maddock	$90,000.00	$230,052.90	$320,052.90
Marilyn Matz	$105,000.00	$230,052.90	$335,052.90
Ford Tamer	$90,000.00	$230,052.90	$320,052.90
Paul J. Tufano	$180,934.00	$230,052.90	$410,986.90

(1)
The non-employee directors were compensated at the rate of $90,000 per year through December 31, 2023. Ms. Johnson received an additional $30,000 as Chair of the Audit Committee, which was prorated based on her appointment on May 12, 2023, through December 31, 2023. Mr. Guertin received an additional $20,000 as Chair of the Compensation Committee. Ms. Matz received an additional $15,000 as Chair of the Nominating and Corporate Governance Committee. For service as Chair of the Board, Mr. Tufano received an additional $75,000 per year pro-rated from January 1, 2023 until May 12, 2023, and $100,000 per year pro-rated daily from May 13, 2023 through December 31, 2023. Mr. Gillis’ fees were pro-rated daily to reflect the period between January 1, 2023 and Mr. Gillis’ retirement from the Board on May 12, 2023. Mr. Tufano elected to defer receipt of his cash fees for 2023 and have the fees invested into a DSU account.
(2)
The amounts reported in the “Stock Awards” column represent the grant date fair value of the annual 2023 restricted stock unit awards calculated in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures. For a discussion of the assumptions underlying this valuation, please see Note Q to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(3)
As of December 31, 2023, each then-serving non-employee director held 2,530 restricted stock units with an expected vesting date of May 9, 2024. As of December 31, 2023, Mr. Guertin held 59,699 DSUs, Mr. Herweck held 5,133 DSUs, and Mr. Tufano held 48,655 DSUs.
(4)
Mr. Gillis retired from the Board as of May 12, 2023.

AUDIT AND FINANCIAL ACCOUNTING OVERSIGHT

Audit Committee Report

In 2024, the Audit Committee reviewed Teradyne’s audited financial statements for the fiscal year ended December 31, 2023 and met with both management and PricewaterhouseCoopers LLP (“PwC”), Teradyne’s independent registered public accounting firm, to discuss those financial statements.

The Audit Committee also reviewed the report of management contained in Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC, as well as PwC’s report included in Teradyne’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with PwC the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based on these reviews and discussions with management and PwC, the Audit Committee recommended to the Board (and the Board has approved) that Teradyne’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

AUDIT COMMITTEE

Mercedes Johnson (Chair)

Ernest E. Maddock

Ford Tamer

Paul J. Tufano

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that Teradyne specifically incorporates it by reference in any such filing.

Principal Accountant Fees and Services

Fees for Services Provided by PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees for services provided by PwC, Teradyne’s independent registered public accounting firm, for the fiscal years ended December 31, 2023 and December 31, 2022.

	2023	2022
Audit Fees	$3,255,000	$3,115,000
Audit-Related Fees	180,000	—
Tax Fees	746,313	320,997
All Other Fees	956	7,253
Total:	$4,182,270	$3,443,250

Audit Fees

Audit Fees are fees related to professional services rendered for the audit of Teradyne’s annual financial statements and internal control over financial reporting for fiscal years 2023 and 2022. These fees include the review of Teradyne’s interim financial statements included in its quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with other statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-Related Fees in 2023 were for professional services associated with acquisition due diligence.

Tax Fees

Tax Fees in 2023 and 2022 were for professional services related to global tax planning, acquisition due diligence, and compliance matters.

All Other Fees

All Other Fees are fees for services other than audit fees, audit-related fees and tax fees. In 2023 and 2022, the fees were related to financial statement disclosure, technical accounting software licenses, and training courses.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

During 2023 and 2022, the Audit Committee pre-approved all audit and other services performed by PwC.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence. These services may include audit services, audit-related services, tax services and other services. In addition to generally pre-approving, on a case-by-case basis, services provided by the independent registered public accounting firm, the Audit Committee adopted a policy for the pre-approval of certain specified services that may be provided by the independent registered public accounting firm. The services set forth on the pre-approved list have been identified in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved service list. Pursuant to the policy, management informs the Audit Committee, at least annually or more frequently upon its request, if the Company uses any pre-approved service and the fees incurred in connection with that service.

EXECUTIVE OFFICERS

The following identifies and sets forth biographical information regarding our executive officers as of March 29, 2024. The background of Gregory S. Smith is described under "Proposal 1 - Directors."

Executive Officer	Age	Position	Business Experience for The Past 5 Years
Sanjay Mehta	55	Vice President, Chief Financial Officer and Treasurer

Vice President, Chief Financial Officer and Treasurer of Teradyne since April 2019; Senior Vice President and General Manager of Compute and XR Products at Qualcomm Technologies, Inc. (“Qualcomm”) from June 2018 to March 2019; President of Qualcomm’s semiconductor segment (“QCT”) China from March 2016 to June 2018; Senior Vice President Business Operations of QCT at Qualcomm from November 2015 to March 2016; Chief Financial Officer and Senior Vice President, Sales Operations, of QCT at Qualcomm from October 2010 to November 2015.

Richard J. Burns	61	President, Semiconductor Test	President of Semiconductor Test of Teradyne since October 2020. Vice President, Semiconductor Test Engineering of Teradyne from February 2016 to September 2020.

Ujjwal Kumar	47	President, Robotics	President, Robotics of Teradyne since July 2023. President, Honeywell Process Solutions from January 2021 to December 2022. Vice President & General

Executive Officer	Age	Position	Business Experience for The Past 5 Years

Manager - Projects & Automation Solutions of Honeywell from August 2020 to December 2020. Vice President & General Manager - Process Measurement & Controls of Honeywell from September 2018 to August 2020.

Ryan E. Driscoll	46	Vice President, General Counsel and Secretary	Vice President, General Counsel and Secretary of Teradyne since February 2024. Deputy General Counsel of Teradyne from November 2009 to February 2024.

John F. Wood	67	President, Systems Test Group	President, Systems Test Group of Teradyne since November 2023. General Manager, Vice President, Systems Test Group of Teradyne from November 2018 to October 2023.

OWNERSHIP OF SECURITIES

The following table sets forth as of March 14, 2024, information relating to the beneficial ownership of Teradyne’s common stock by each director, each named executive officer and all directors and executive officers as a group. Percentage ownership calculations are based on 152,973,620 shares of common stock outstanding as of March 14, 2024.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Richard J. Burns	15,627.8691	*
Charles J. Gray	18,973.0000	*
Timothy E. Guertin	62,660.0000	*
Peter Herweck	8,629.0000	*
Mark E. Jagiela	239,821.0000	*
Mercedes Johnson	17,767.0000	*
Ujjwal Kumar	0.0000	*
Ernest E. Maddock	4,728.0000	*
Marilyn Matz	14,312.3420	*
Sanjay Mehta	31,656.3449	*
Gregory S. Smith	54,162.3449	*
Ford Tamer	15,245.0000	*
Paul J. Tufano	56,426.0000	*
Bridget van Kralingen	709.0000	*
All executive officers and directors as a group (12 people consisting of 3 current executive officers and 9 non-employee directors)(3)	281,922.9009	.18%

* less than 1%

(1)
Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares. The address for each named person is: c/o Teradyne, Inc., 600 Riverpark Drive, North Reading, Massachusetts 01864.
(2)
Includes shares of common stock which have not been issued but which either (i) are subject to options which either are presently exercisable or will become exercisable within 60 days of March 14, 2024, (ii) are subject to restricted stock units which vest within 60 days of March 14, 2024, or (iii) with respect to certain non-employee directors, are issuable pursuant to the Teradyne Deferral Plan for Non-Employee Directors (the “Deferral Plan”) within 90 days of the date the non-employee director ceases to serve as such, as follows: Mr. Burns 5,005 shares; Mr. Gray 3,973 shares; Mr. Guertin, 62,229 shares (including 59,699 shares issuable pursuant to the Deferral Plan); Mr. Herweck, 7,663 shares (including 5,133 shares issuable pursuant to the Deferral Plan); Ms. Johnson, 2,530 shares; Mr. Maddock, 2,530 shares; Ms. Matz, 2,530 shares; Mr. Mehta, 12,842 shares; Mr. Smith, 15,634 shares; Mr. Tamer, 2,530 shares; Mr. Tufano, 51,185 shares (including 48,655 shares issuable pursuant to the Deferral Plan), and Ms. van Kralingen, 709 shares; all directors and executive officers as a group, 169,360 shares (including 113,487 shares issuable pursuant to the Deferral Plan). Mr. Jagiela shares are as of the last date reasonably known to Teradyne, which was March 31, 2023, and are not included in the total shares owned as a group.
(3)
The group is comprised of Teradyne’s executive officers and directors on the date of this filing, and therefore excludes Mr. Jagiela and Mr. Gray. The total amount includes (i) an aggregate of 32,860 shares of common stock which the directors and executive officers as a group have the right to acquire by exercise of stock options within 60 days of March 14, 2024 granted under the stock plans, (ii) an aggregate of 18,419 shares of common stock which the directors and executive officers as a group will acquire by the vesting of restricted stock units within 60 days of March 14, 2024, and (iii) an aggregate of 113,487 shares of common stock issuable to non-employee directors pursuant to the Deferral Plan.

The following table sets forth certain persons who, based upon Schedule 13G filings made since December 31, 2023, own beneficially more than five percent of Teradyne’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (4)
The Vanguard Group, Inc. (1) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	18,285,878	11.96%
BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	14,337,126	9.4%
FMR LLC (3) 245 Summer Street Boston, Massachusetts 02210	10,892,747	7.125%

(1)
As set forth in Amendment No. 15 to a Schedule 13G, filed on February 13, 2024, The Vanguard Group, Inc. had, as of December 29, 2023, sole dispositive power with respect to 17,618,944 shares, shared dispositive power with respect to 666,934 shares, sole voting power with respect to 0 shares, and shared voting power with respect to 208,063 shares.
(2)
As set forth in Amendment No. 13 to a Schedule 13G, filed on January 24, 2024, BlackRock, Inc. had, as of December 29, 2023, sole dispositive power with respect to all of the shares and sole voting power with respect to 13,307,022 of the shares.
(3)
As set forth in Amendment 2 to a Schedule 13G, filed on February 9, 2024, FMR LLC had, as of December 29, 2023, sole dispositive power with respect to all of the shares and sole voting power with respect to 10,321,092 of the shares.
(4)
Ownership percentages were obtained from Schedule 13G filings and reflect the number of shares of common stock held as of December 31, 2023.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information with respect to the following persons who, pursuant to SEC rules, constitute our “named executive officers” for 2023:

•
Gregory S. Smith, President and Chief Executive Officer (“CEO”)
•
Sanjay Mehta, Vice President, Chief Financial Officer, and Treasurer;
•
Charles J. Gray, Vice President, General Counsel and Secretary;
•
Richard J. Burns, President, Semiconductor Test;
•
Ujjwal Kumar, President, Robotics; and
•
Mark E. Jagiela, former Chief Executive Officer (“Former CEO”).

In November 2022, the Company announced Mark. Jagiela’s decision to retire as chief executive officer, effective February 1, 2023, and the appointment of Mr. Smith as CEO as of such date, in each case as discussed in more detail below. Because Mr. Jagiela served as CEO during 2023, in this Compensation Discussion and Analysis, when we refer to the Former CEO or the Former Chief Executive Officer, we are referring to Mr. Jagiela, and when we refer to the CEO or the Chief Executive Officer, we are referring to Mr. Smith. Ujjwal Kumar was appointed an executive officer of the Company by the Board, effective August 21, 2023. Mr. Gray retired as Vice President, General Counsel and Secretary, effective February 1, 2024.

This Compensation Discussion and Analysis describes the material elements of Teradyne’s executive compensation program during the fiscal year ended December 31, 2023. It also provides an overview of the Company’s executive compensation philosophy, as well as the Company’s principal compensation policies and practices as they relate to executive compensation. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for the Company’s executive officers, including the named executive officers, in 2023, and discusses the key factors that the Compensation Committee considered in determining the compensation of the named executive officers.

2023 Executive Compensation Summary

Teradyne is a leading global supplier of automated test equipment and robotics solutions. The Company designs, develops, manufactures and sells automated test systems and robotics products. Teradyne’s automated test systems are used to test semiconductors, wireless products, data storage and complex electronics systems in many industries including the consumer electronics, wireless, automotive, industrial, computing, communications, and aerospace and defense industries. Teradyne’s robotics products include collaborative robotic arms and autonomous mobile robots used by global manufacturing, logistics and industrial customers to improve quality, increase manufacturing and material handling efficiency and decrease manufacturing and logistics costs. The automated test equipment and robotics markets are highly competitive and characterized by rapid changes in demand that necessitate adjusting operations and managing spending prudently across business cycles.

In 2023, Teradyne’s revenues in its Test business declined from 2022 as the demand in Teradyne’s Semiconductor Test business continued to be impacted by a correction cycle driven by excess semiconductor inventory, primarily in the mobility segment of the market. Strong automotive and image sensor demand, as well as record share in Teradyne’s Memory Test business, partially offset these declines. In Teradyne’s Robotics business market softness and the impact of channel transformation resulted in a weaker than forecasted first half of 2023, while revenue in the fourth quarter of 2023 increased as a result of new product introductions and seasonably high demand.

Despite this challenging business environment, in 2023 the Company generated $2.7 billion of revenue, generated significant free cash flow of $425 million(1), and achieved GAAP earnings of $2.73 per share and non-GAAP earnings of $2.93 per share. The Company also worked to develop new products in growing segments across its Test and Robotics businesses to expand its served markets and position itself for continued growth while maintaining financial discipline.

(1)
See Appendix A of this proxy statement for additional information regarding the non-GAAP financial measures discussed in this Compensation Discussion & Analysis section and reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

In 2023, the Company returned $465 million to shareholders through its dividend and share repurchase programs. The dividend and repurchase programs reflect the Company’s confidence in its business and the ability to return capital to its shareholders while retaining sufficient financial flexibility to pursue growth opportunities through both internal investments and acquisitions.

As a result of the challenging performance goals for 2023 set by the Compensation Committee, as discussed below, combined with the continued market softness leading to decreased revenue and earnings per share on a year-over-year basis, the Company’s named executive officers received below target payouts for their 2023 performance-based variable cash compensation. For 2023, the performance-based variable compensation for the Company’s named executive officers was tied to the Company’s PBIT, a two-year rolling revenue growth rate metric, and the achievement of strategic business objectives, including market share gains, revenue and bookings goals, profit and gross margin targets, strategic customer design-in wins, employee retention, and new product launches.

After a review of peer benchmarking and global survey data and the financial performance of our peer group companies, the Compensation Committee made the following changes to our variable cash compensation program for 2023:

•
increased the PBIT target from 23% to 24%;
•
increased the PBIT rate required to achieve maximum payout from 34% to 40%;
•
increased the PBIT rate threshold from 10% to 13%;
•
increased the two-year rolling revenue growth rate target from 13% to 15%;
•
increased the two-year rolling revenue growth rate required to achieve maximum payout from 27% to 35%; and
•
increased the two-year rolling revenue growth rate threshold from 0% to 6%.

In 2023, the Company’s PBIT rate was 20.4% and its two-year rolling revenue growth rate was negative 14.98% as a result of the Company's revenue declining from record 2021 results.

Based on this total performance of the Company, the Compensation Committee, and in the case of the Chief Executive Officer, the independent members of the Board, approved for 2023 a payout of 69% of target variable cash compensation for Messrs. Smith, Mehta and Gray.

Mr. Burns' and Mr. Kumar's variable cash compensation is fifty-percent (50%) based on total company performance and fifty-percent (50%) based on the performance of their respective business unit. As a result, based on total performance of the Company in 2023 of 69% of target and performance of the Semiconductor Test business in 2023 of 87% of target, the Compensation Committee approved a payout of 78% of target variable cash compensation for Mr. Burns. Total performance of the Company in 2023 of 69% of target combined with Robotics business unit performance in 2023 of 36% of target would have resulted in a variable cash compensation payout for Mr. Kumar of 52% of target; however, the Compensation Committee approved a payout at target for the fifty-percent (50%) portion of the variable cash compensation that is based on Robotics performance given Mr. Kumar joined the Company in the second half of 2023, during such time Robotics performance improved. This led to a payout of 85% of target variable cash compensation for Mr. Kumar.

The Compensation Committee continues to assess the Company’s executive compensation program to ensure it remains aligned with both short-term and long-term performance. In 2023, the Company’s long-term performance criteria for performance-based restricted stock unit awards included both a relative total shareholder return metric and a cumulative PBIT metric, each measured at the end of a three-year performance period, consistent with the Company’s long-term goal to deliver profitability and superior return to shareholders. The relative total shareholder return metric is based on a comparison of the Company’s total shareholder return to the performance of the New York Stock Exchange Composite Index.

After a review of peer benchmarking and global survey data and the financial performance of our peer group companies, the Compensation Committee made the following changes to our long-term performance criteria for performance-based restricted stock units for 2023:

•
increased the three-year cumulative target PBIT rate from 23% to 24%;
•
increased the PBIT rate required to achieve maximum payout from 34% to 40%; and
•
increased the PBIT rate threshold from 10% to 13%.

The final number of shares earned for the performance-based restricted stock unit awards granted in 2023 will be determined in January 2026. With respect to the performance-based restricted stock unit awards that were eligible to be earned based on 2021-2023 performance, 89% of the target award was earned based on the Company’s performance having achieved 0% of the target for the relative total shareholder return metric and 177.64% of the target for the cumulative PBIT metric for this period.

The Compensation Committee believes that the compensation of its named executive officers for 2023 is reasonable and appropriate and is aligned to, and justified by, the performance of the Company and its results against its strategic goals and is aligned with the interests of shareholders.

The variance in compensation of the named executive officers year over year demonstrates the alignment between pay and performance. The actual performance-based variable cash compensation paid to the named executive officers from 2016 to 2023 has varied from 69% to 185% of target depending on the strength of Company's financial and operational performance as compared to performance goals in the applicable year. For example, in 2022, despite the Company’s second highest revenue in its history, the named executive officers received below target variable cash compensation payouts between 89% and 99% of target. These payouts resulted from the Compensation Committee setting challenging performance targets that were meaningfully higher than the prior year and revenue results declining 15% from record 2021 results. As discussed above, again in 2023, the named executive officers received below target variable cash compensation payouts with a range between 69% and 85% of target.

While this variance in compensation demonstrates that the program effectively rewards the executive officers when there is superior performance by the Company and appropriately adjusts compensation downward in the case of less-than-superior performance, the Compensation Committee continues to review the executive compensation program and its mix of short- and long-term incentives to ensure it reflects the correct balance between short-term financial performance and long-term shareholder return. The Committee also continues to establish challenging performance metrics reflecting the Company’s business objectives and strategy.

The Compensation Committee regularly reviews the Company’s policies and practices related to compensation and governance, as set forth below:

•
Executive officer stock ownership guidelines requiring significant ownership;
•
Appropriate balance between short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results;
•
Multiple performance objectives used in the determination of variable cash compensation and performance-based stock awards;

•
Engagement of an independent compensation consultant to advise the Compensation Committee on executive compensation matters;
•
Executive officers’ change-in-control agreements contain a double trigger for acceleration of equity awards requiring a qualifying termination following a change-in-control;
•
Recoupment of erroneously-paid incentive compensation from executives resulting from financial restatements;
•
Policy prohibiting executives from pledging Teradyne common stock; and
•
Policy prohibiting executives from hedging Teradyne stock (through short selling or the use of financial instruments such as exchange funds, equity swaps, puts, calls, collars or other derivative instruments).

Executive Compensation Objectives

The objective of the executive compensation program is to provide a competitive level of compensation that:

1)
aligns the interests of the executive officers with the Company’s shareholders;
2)
links executive officer compensation closely to corporate performance;
3)
motivates the executive officers to achieve the Company’s short-term and long-term operating and financial goals without encouraging excessive or inappropriate risk taking;
4)
encourages competitive excellence of the Company’s products and services; and
5)
assists in attracting and retaining qualified executive officers.

In setting compensation levels for the executive officers (or in the case of the Chief Executive Officer, in making recommendations about such levels to the independent members of the Board), the Compensation Committee takes into account such factors as internal equity, competitive market data (drawn from peer company and survey information described below), other benefits provided, individual and corporate performance and the general and industry-specific business environment, as well as the roles and responsibilities of each executive officer.

Role of the Compensation Committee

The Compensation Committee’s role is to fulfill certain responsibilities of the Board relating to compensation for the Company’s executive officers, and to review and oversee the administration of equity-based incentives, profit sharing, deferred compensation, retirement and pension plans, and other compensatory plans. The Compensation Committee recommends to the independent members of the Board all aspects of the Chief Executive Officer’s compensation and is also responsible for approving all aspects of the other executive officers’ compensation. The Compensation Committee has the authority to select, retain and terminate compensation consultants, independent counsel and such other advisors as it determines to be necessary to carry out its responsibilities and to approve the fees and other terms of retention of any such advisors. In 2023, as in prior years, it engaged the independent compensation consulting firm Compensia as its compensation consultant.

Role of Executive Officers in Determining Executive Pay

The Chief Executive Officer makes individual compensation recommendations for the other executive officers to the Compensation Committee for its review and consideration. The Compensation Committee’s compensation consultant and members of the Company’s Human Resources department provide competitive market information to the Compensation Committee for comparative purposes. The executive officers do not determine any element of their own compensation or their total compensation amount.

Competitive Positioning

To ensure its compensation is competitive, the Company makes extensive use of comparative data for its worldwide employee programs and its executive officer compensation. This includes data gathered from surveys, the Compensation Committee’s compensation consultant and public filings.

For purposes of determining 2023 compensation, the Compensation Committee asked Compensia to develop a competitive analysis of Teradyne’s peer companies, to analyze executive pay packages and to advise on the relationship of the Company’s short-term and long-term performance incentives to total compensation. In October 2022, Compensia recommended to the Compensation Committee a peer group that reflects organizations of comparable size (revenue and market capitalization) and operations (product type and geographic scope) to Teradyne and that provides an appropriate sample size for comparisons. The Compensation Committee reviewed and approved a peer group that included the 17 companies listed below:

Teradyne Peer	Revenue – Latest 4 Quarters (as of 09/30/22) ($MM)	Market Capitalization (30-day average as of 09/30/22) ($MM)
Analog Devices, Inc.	$11,106	$77,916
Cadence Design Systems	$3,283	$46,820
Cognex	$1,086	$7,497
Entegris	$2,557	$14,087
Keysight Technologies	$5,271	$29,592
KLA-Tencor	$9,212	$47,998
Marvell Technology	$5,518	$40,305
Microchip Technology	$7,215	$36,077
MKS Instruments	$3,013	$6,310
ON Semiconductor	$7,618	$29,589
PTC	$1,906	$13,359
Qorvo	$4,571	$9,230
Rockwell Automation	$7,442	$27,348
Skyworks Solutions	$5,390	$15,878
Teledyne Technologies	$5,364	$17,396
Trimble Navigation	$3,762	$15,207
Zebra Technologies	$5,803	$15,325
Median	$5,364	$17,396
Teradyne	$3,432	$13,257

At the time the peer group was approved, Teradyne was below the median of the peer group in terms of revenue (27th percentile), and below the median of the peer group in terms of market capitalization (19th percentile).

For fiscal year 2024, the Compensation Committee revised our peer group to: (1) exclude Analog Devices, Inc. to more closely align the peer group with Teradyne’s business profile, and (2) add Fortive as its revenue and market capitalization were more appropriate for purposes of comparison with Teradyne’s business profile and otherwise met the criteria required for inclusion in the peer group.

The Compensation Committee supplemented the peer group data with data from the Radford Global Survey. From this survey, the Company used reported data for its peer group companies as well as all technology companies with industry and financial characteristics generally aligned with our peers and with annual revenues between $1.1 billion and $11.1 billion and market capitalizations between $5.0 billion and $83.2 billion.

Executive Compensation Program

The Board has implemented an executive compensation program that fosters a performance-oriented environment by tying a significant portion of each executive officer’s cash and equity compensation to the achievement of short-term and long-term performance targets that are important to the Company and its shareholders. This approach is designed to focus the executive officers on creating shareholder value over the long term and on delivering exceptional performance throughout fluctuations in business cycles.

The following charts illustrate performance-based target compensation for the Chief Executive Officer and the other named executive officers (as a group) as a percentage of total target compensation for 2023. For purposes of the charts, performance-based restricted stock units are valued based on target.

Calendar Year 2023 CEO Target Pay Mix
67% Performance Based
Stock Options 8%
Base Salary 10%
Time Based RSUs 23%
Performance Based RSUs 47%
Annual Cash Incentive 12%

Calendar Year 2023 Other NEO Target Pay Mix
61% Performance Based
Stock Options 6%
Base Salary 20%
Time Based RSUs 19%
Performance Based RSUs 37%
Annual Cash Incentive 18%

Target Cash Compensation

Target cash compensation includes base salary and performance-based variable cash compensation measured at target. Base salary is designed to attract and retain talented executives and to provide a stable source of income. Variable cash compensation links the executive officers’ additional cash compensation to the Company’s annual financial and strategic performance objectives and motivates the executive officers to achieve Teradyne’s financial, operating, and growth goals that are designed to align with shareholder interests.

Each January, the Compensation Committee sets target cash compensation for each executive officer, other than the Chief Executive Officer. The independent members of the Board set the target cash compensation for the Chief Executive Officer. The goal for such target cash compensation for each executive officer is that it should be competitive with that of individuals holding similar roles and responsibilities as reflected by the peer group and global survey data. The Committee and the Board also consider the performance of the Company relative to its peers, individual executive officer performance, the role and responsibilities of the executive officer, and other benefits available to the executive officers, including Teradyne’s Cash Profit Sharing Plan.

Additionally, each January, the Compensation Committee establishes the specific performance measures and formulas for the year’s variable cash compensation program. The performance-based variable cash compensation goals are based on: (1) a baseline formula for non-GAAP profit rate before interest and taxes, or PBIT, percentage; (2) a two-year rolling revenue growth rate; and (3) measurable operating and strategic goals. PBIT is a non-GAAP financial measure equal to GAAP income from operations excluding restructuring and other; amortization of acquired intangible assets; acquisition and divestiture related charges or credits; pension actuarial gains and losses; non-cash convertible debt interest expense; and certain other gains and charges. This PBIT metric used by the Compensation Committee in the variable cash compensation calculation is the same as the PBIT metric reported by the Company in the financial statements accompanying its quarterly earnings releases. The performance-based variable cash compensation, depending on the named executive officer, is determined by a formula comprised of either company-wide or divisional PBIT percentage, company-wide or divisional revenue growth, and the performance against key operating, financial and strategic goals by the Company’s business divisions. For 2023, the PBIT metric contributes 30% toward the target variable cash compensation payout, with the revenue growth metric contributing 30% and the operating, financial and strategic goals contributing 40%. The maximum payout under this program is 200% of target.

In establishing the performance target levels for the financial performance measures, the Compensation Committee sets the PBIT rate and the revenue growth rate at a level it believes to be appropriate for the businesses in which the Company operates, and sets other operating and strategic goals based on the specific objectives of the Company for the year. These operating and strategic goals, the achievement of which we believe will positively impact the Company's long-term performance, may include strategic customer wins, market share gains, gross margin and profitability goals, new product introductions, engineering project milestones, employee retention, cost controls and growth targets. Teradyne is not disclosing the specific performance target levels for these goals in this Compensation Discussion and Analysis section because they represent confidential, commercially sensitive information that Teradyne does not disclose to the public and it believes, if disclosed, would cause competitive harm. The target levels for such performance measures, such as product development, market share, new product introductions and margin goals for new and existing products, are inherently competitive and, if disclosed, would provide valuable insight into specific customers, markets and areas where Teradyne is focusing.

The Compensation Committee sets operating, financial and strategic goals for the variable cash compensation program to align executive compensation with both the Company’s short-term financial and operating strategy and its long-term profitable growth strategy. In developing the variable cash compensation program, the Compensation Committee takes into account that these goals are difficult to achieve because they are heavily contingent upon multiple factors, including technological innovations, customer demand and the actions of competitors. The target levels for the measures to improve competitive positioning are challenging due to the strong competition within the Company’s markets, while technical and engineering innovations make product development goals difficult to achieve in a fixed time frame.

Following the close of each fiscal year, management reviews the performance of the Company against each pre-established goal and prepares a calculation of the variable cash payout based on the review. The performance review and calculation are then presented to the Compensation Committee for its review. Based on the financial performance of the divisions or the Company as a whole, as applicable, and the performance against the operating and strategic goals, the variable cash compensation then is determined by the independent members of the Board for the Chief Executive Officer and by the Compensation Committee for the other named executive officers.

Equity Compensation

Equity compensation is designed to align executive compensation with shareholder return, motivate longer-term Company performance, and attract, retain and reward talented individuals. Teradyne’s equity compensation program provides three types of equity incentives: (1) time-based restricted stock unit awards that vest in equal installments annually over four years conditioned upon continued service, which support the Company’s employee retention efforts; (2) performance-based restricted stock unit awards, split equally between awards that vest based on the achievement of relative total shareholder return and cumulative PBIT percentage, in each case, measured at the end of a three-year performance period; and (3) stock options granted with an exercise price equal to the closing price of a share of Teradyne common stock on the date of grant, which vest in equal installments annually over four years conditioned upon continued service, where executives only benefit if the Company’s stock price appreciates.

Equity awards are made under the shareholder-approved 2006 Equity and Cash Compensation Incentive Plan. The grant date value of awards granted to the named executive officers is based upon peer group data provided by Compensia, global survey data, and each executive’s relative contribution, performance and responsibility within the organization. The Compensation Committee assesses these factors each year for each executive officer.

At the beginning of each year, the Compensation Committee approves an overall annual equity budget to be used for awards to executive officers, directors and employees, including new hires. Various factors are used in determining the annual equity award budget, including the total projected compensation expense to be incurred as a result of the equity awards, “overhang” from previously issued and outstanding awards, burn rates and competitive market data from the peer group, global survey data, and compensation surveys. The independent members of the Board determine the award types and grant date value for the Chief Executive Officer and the Compensation Committee determines the award types and grant date value for each other executive officer. Management approves equity awards for all other employees within the overall equity budget pursuant to a delegation of authority from the Compensation Committee.

The equity awards granted to the executive officers are made in January in order to align the evaluation of each named executive officer’s performance and the resulting award of the equity compensation with the end of the fiscal year. Stock options are granted with an exercise price equal to the closing price of the Company's stock on the date of grant, as provided by the terms of the shareholder-approved 2006 Equity and Cash Compensation Incentive Plan. No employee equity awards are granted during blackout periods, except for new hire grants. New hire grants are automatically issued on the first trading day of the month following the employee’s start date, in accordance with guidelines approved by the Compensation Committee.

Retirement Benefits

Retirement benefits are designed to attract and retain talented employees and reward long-term service to the Company. Retirement benefits provide a long-term savings opportunity for employees on a tax-efficient basis. In the U.S., the Company maintains the Teradyne, Inc. Savings Plan (the “401k Plan”), which is available to all employees and provides a discretionary employer matching contribution, and a non-qualified retirement plan, the Teradyne, Inc. Supplemental Savings Plan (the “Supplemental Savings Plan”), for certain employees whose benefits would otherwise be capped based on restrictions imposed by the Internal Revenue Service. Executive officers may participate in the 401k Plan on the same terms as those available for other eligible U.S. employees. For 2023, the Company matched $1 for every $1 contributed by the employee to the 401k Plan and Supplemental Savings Plan up to 4% of the employee’s compensation (subject to Internal Revenue Service limits in the case of the 401k Plan) for employees not accruing benefits in the Retirement Plan or SERP (each as defined below), with no match for employees accruing benefits in the Retirement Plan or SERP. For additional information regarding the Supplemental Savings Plan, see the Nonqualified Deferred Compensation Table.

Teradyne also provides a separate defined benefit retirement plan, the Retirement Plan for Employees of Teradyne, Inc. (the “Retirement Plan”), and a non-qualified defined benefit Supplemental Executive Retirement Plan (“SERP”) for certain senior employees. In 1999, the Retirement Plan was closed to new employees, but participating employees were given the option to elect to continue to participate in the plan or to opt out of such participation in order to receive a higher employer match in the 401k Plan. Commencing in 2009, employees who continued to participate in the Retirement Plan receive no employer match in the 401k Plan. No named executive officer is currently accruing benefits under the Retirement Plan, but Mr. Jagiela participated in this plan prior to 1999. No named executive officer is currently accruing benefits under the SERP. For additional information, see the Pension Benefits Table.

The Company provides certain other benefits to its retirees. Based on age and service, Mr. Smith and Mr. Burns qualify and, upon their respective retirements, Messrs. Jagiela and Gray qualified, for these broad-based employee benefits. These benefits include eligibility to receive a pro-rated amount of variable cash compensation through the date of his retirement and eligibility to continue in the Company’s health, dental and vision programs.

In addition, if a named executive officer retires after at least ten years of service and having reached the age of sixty, then (a) one hundred percent of the shares subject to performance-based RSUs awarded more than 365 days prior to the date of termination of employment will vest on the third anniversary of the date of grant, after the Compensation Committee has determined the number of shares underlying the performance-based RSU grant, if any, that are earned at the end of the three-year performance period and (b) a pro-rata portion of the shares subject to performance-based RSUs awarded less than 365 days prior to the date of termination of employment (based on the number of days the named executive officer was employed by the Company during the 365 day period) will vest on the third anniversary of the date of grant, after the Compensation Committee determines the number of shares underlying the performance-based RSU grant, if any, that are earned at the end of the three-year performance period.

Pursuant to an Executive Retirement Policy adopted by the Board in January 2024 (the “Executive Retirement Policy”), if a named executive officer retires after reaching the age of sixty-five and has at least ten years of service to the Company, then (a) unvested time-based RSUs and unvested stock options granted prior to a named executive officer’s retirement will continue to vest and (b) any vested stock options as of the applicable retirement date or stock options that become vested pursuant to the Executive Retirement Policy may be exercised for the remainder of the generally applicable term of such option, which in all cases is no later than seven (7) years from the date of grant of such options. Only a pro-rata portion of any time-based RSU award or stock option award granted less than 365 days prior to the executive officer’s last day of employment (based on the number of days the named executive officer was employed by the Company during the 365-day period) will continue to vest pursuant to the Executive Retirement Policy. Continued vesting of time-based RSUs and stock options following retirement is subject to the named executive officer’s continued compliance with any post-employment obligations to Teradyne, including a non-competition period.

The Compensation Committee considers the expense of the executive officers’ retirement benefits in determining their overall compensation.

Chief Executive Officer Severance Agreement

Upon his appointment as Chief Executive Officer, Mr. Smith entered into an Agreement Regarding Termination Benefits (“CEO Severance Agreement”). The term of this CEO Severance Agreement, entered into on February 1, 2023, is initially three years, and extends for additional one-year periods unless Teradyne gives notice of non-renewal to Mr. Smith. The CEO Severance Agreement contains a three-year post-employment customer and employee non-hire and non-solicitation covenant and a three-year post-employment non-competition covenant. In consideration of these covenants and subject to Mr. Smith’s providing a general release of claims in favor of the Company, among other conditions, Mr. Smith is eligible to receive severance payments for two years at his annual target compensation rate (both base salary and variable cash compensation), continued vesting of non-performance based equity awards for two years and continued vesting of performance-based equity awards for three years, in each case, following his termination by the Company for any reason other than death, disability or cause, each as defined in the CEO Severance Agreement, or in a circumstance in which Mr. Smith would be eligible to receive payments pursuant to his Change in Control Agreement. During the two-year post-employment period, Mr. Smith is also eligible for ongoing health, dental and vision insurance plan coverage, provided on the same terms as those in effect at the date of his termination. If the Company terminates Mr. Smith’s employment due to his disability and Mr. Smith is not eligible to receive payments pursuant to his Change in Control Agreement, he is eligible to receive severance payments for two years, to the extent he is not eligible to receive disability insurance, which payments will be reduced by any compensation Mr. Smith receives from other employment.

Former Chief Executive Officer Retirement Agreement

Mr. Jagiela retired as Chief Executive Officer effective February 1, 2023. In connection with his retirement, the Board approved that the Company enter into a a retirement agreement with Mr. Jagiela (the “Jagiela Retirement Agreement”). Under the Jagiela Retirement Agreement, Mr. Jagiela agreed to be bound by customary non-competition and non-solicitation covenants through January 31, 2026, and to enter into a standard employment release. In exchange, through January 31, 2026, Mr. Jagiela’s unvested time-based restricted stock units and stock options granted prior to his retirement will continue to vest in accordance with their terms; and any vested options or options that vest during this period may be exercised for the remainder of the applicable option term. The Jagiela Retirement Agreement supersedes the terms of the Severance Agreement between Mr. Jagiela and the Company under which Mr. Jagiela was entitled to severance compensation, continued benefits and continued vesting of equity for 24 months from the date of severance. The Board believes the retirement package offered to Mr. Jagiela was appropriate based on Mr. Jagiela’s tenure with the Company, his contributions during his service as Chief Executive Officer and industry practice for an orderly CEO succession and transition, as well as securing reasonable non-competition and non-solicitation covenants.

New Executive Officer Employment Terms

In connection with his hiring and appointment as President of Robotics on July 11, 2023, Mr. Kumar's initial base salary was set at $550,000 per year and his performance-based variable cash compensation target payout at 100% of his base salary, prorated for 2023 based on the number of days that the was employed by the Company during the year. On August 1, 2023 the Company granted Mr. Kumar an equity award with a total value of $1,650,000 at target consisting of 30% time-based restricted stock units, 60% performance-based restricted stock units and 10% stock options, consistent (including as to vesting terms) with the equity grants to Teradyne executive officers in January 2023. In addition, on August 1, 2023 the Company granted Mr. Kumar a one-time time-based restricted stock unit award with a total value of $500,000 as sign-on compensation with vesting terms consistent with the equity grants to the other Teradyne executive officers in January 2023. The Company also agreed to reimburse Mr. Kumar for certain expenses incurred in connection with his relocation. The relocation benefit must be wholly or partly repaid if Mr. Kumar resigns within two years of his hire date.

Other Change in Control Agreements and Severance Agreements

The Compensation Committee and the Board have approved a change in control agreement for each executive officer. The structure and design of these agreements, including the level of payments and benefits provided to the executive officers under the agreements, are intended to be similar to those provided by peer companies.

The change in control agreements provide a retention tool for the executive officers to remain with the Company both during and following a change in control transaction and enable the executive officers to focus on the continuing business operations and the success of a potential business combination that the Board has determined to be in the best interests of the shareholders. This results in stability and continuity of operations during a potentially uncertain time.

Other Benefits

To attract and retain highly qualified employees, the Company offers benefit programs designed to be competitive in each country in which the Company operates. All U.S. employees and executive officers participate in similar healthcare, life and disability insurance, and other welfare programs.

To offer most employees an opportunity to acquire an equity interest in Teradyne, the Company offers an Employee Stock Purchase Plan. This plan allows participating employees to purchase shares of common stock through regular payroll deductions of up to 10% of their annual compensation, to a maximum of $25,000 per calendar year, not to exceed 6,000 shares. The purchase price is an amount equal to 85% of the fair market value of the common stock at market close on the last trading day of the purchase period. Each purchase period is a six-month period beginning in January or July and ending in June or December, respectively. Approximately fifty-seven percent of world-wide employees, including certain executive officers, currently participate in the plan.

Teradyne’s Cash Profit Sharing Plan distributes 10% of Teradyne’s GAAP pre-tax profit (excluding its Robotics businesses, Wireless Test Division, and the Avionics Interface Technologies business) to all eligible employees, as determined by the Compensation Committee, including eligible executive officers. Plan payments are distributed as a consistent percentage of target cash compensation for all participants twice per year subject to any restrictions or exceptions approved by the Compensation Committee.

Stock Ownership Guidelines

The Company maintains robust stock retention and stock ownership guidelines to align the interests of the executive officers with those of the Company’s shareholders and ensure that the executive officers responsible for overseeing operations have an ongoing financial stake in the Company’s success.

Pursuant to these guidelines, the Chief Executive Officer is expected to attain and maintain an investment level in shares of the Company’s common stock equal to three times his annual base salary and all other executive officers are expected to attain and maintain an investment level equal to two times their annual base salary. In each case, such investment levels are expected to be attained within five years from the date upon which the individual becomes subject to the guidelines. Until this ownership guideline is met, the executive officers are expected to retain at least 50% of the shares issued pursuant to Company equity awards, after taxes.

Shares subject to the stock ownership guidelines do not include any unvested grants of restricted stock units (including any unearned performance-based RSUs), any vested but unexercised stock options or any pledged Company stock. The Company maintains a policy prohibiting executives and directors from pledging Teradyne stock.

During 2023, the executive officers complied with the stock ownership guidelines, and at year end, all named executive officers were at or above the stock ownership guideline investment levels, except for Mr. Burns who has until October 2025 to meet the ownership guidelines, and Mr. Kumar who has until August 2028 to meet the ownership guidelines.

Compensation Recoupment Policy

The Company has a compensation recoupment policy applicable to all executive officers that complies with Nasdaq listing standards.

Impact of Accounting and Tax Treatment on Executive Compensation

As a result of federal tax legislation enacted in December 2017, compensation paid to certain of the Company’s executive officers in excess of $1 million per person per year will not be deductible unless it qualifies for transition relief applicable to certain compensation arrangements in place as of November 2, 2017 and not later materially modified.

The Compensation Committee believes that the interests of the Company’s stockholders are best served if the Compensation Committee continues to retain flexibility and discretion to approve and amend compensation plans, agreements and arrangements to support our corporate objectives, even if a plan, agreement or arrangement does not qualify for full or partial tax deductibility and even if an amendment results in a loss or limitation of tax deductibility. The Compensation Committee currently expects (consistent with its executive compensation philosophy) to structure the Company’s executive compensation programs such that a significant portion of executive compensation is linked to the performance of Teradyne.

The Compensation Committee also takes into consideration the accounting treatment of the different forms of awards it may grant to executive officers.

2023 Executive Compensation

In January 2023, the Compensation Committee reviewed the performance of the named executive officers during 2022 and conducted its annual assessment of executive compensation. In addition to the executive officer’s performance during 2022, the Compensation Committee considered peer group data provided by Compensia, its independent executive compensation consultant, as well as global survey data in setting executive compensation for 2023.

2023 Target Cash Compensation

To align cash compensation with the competitive market, the Compensation Committee, and the independent members of the Board in the case of the Chief Executive Officer, approved increases in the 2023 base salaries and target cash compensation for certain of the named executive officers. The 2022 and 2023 base salaries and target cash compensation for the named executive officers are set forth below:

	2022			2023
	Base Salary	Target Bonus	Target Total Cash Comp	Base Salary	Target Bonus	Target Total Cash Comp
Gregory S. Smith (1)	$645,000	$750,000	$1,395,000	$850,000	$1,062,500	$1,912,500
Sanjay Mehta	565,000	452,000	1,017,000	600,000	480,000	1,080,000
Charles J. Gray	425,000	318,750	743,750	450,000	337,500	787,500
Richard J. Burns (2)	400,000	320,000	720,000	500,000	400,000	900,000
Ujjwal Kumar (3)	—	—	—	550,000	550,000	1,100,000
Mark E. Jagiela	1,000,000	1,200,000	2,200,000	1,000,000	1,200,000	2,200,000

(1)
The amounts listed in the “Base Salary” and “Target Bonus” columns in 2022 for Mr. Smith is an average of his base salary and target bonus for the year as his compensation was increased in July 2022 upon his promotion to President, as presented in detail below.
(2)
The amounts listed in the “Base Salary” and “Target Bonus” columns in 2023 for Mr. Burns are an average of his base salary and target bonus for the year as his compensation was increased in July 2023.
(3)
Mr. Kumar's actual bonus and actual total cash received for 2023 was prorated based on the number of days that we was employed by the Company during the year.

Following base salary and target bonus increases in 2022 in connection with his promotion to President, Mr. Smith's base salary and target bonus were further increased in 2023 by the independent members of the Board in connection with his promotion to chief executive officer. Mr. Smith's base salary was increased by an additional 13.3% to $850,000 and his performance-based variable cash target increased from 100% to 125% of his annual base salary, in each case effective February 1, 2023. The Compensation Committee also increased the base salaries of Messrs. Mehta, Gray, and Burns in January 2023 by 6.2%, 5.9%, and 25.0%, respectively. The Compensation Committee retained Messrs. Mehta’s, Gray’s, and Burns’ performance-based variable cash compensation targets at 80%, 75% and 80% respectively, of their annual base salaries. The Compensation Committee did not increase Mr. Jagiela’s base salary or his performance-based variable cash compensation for 2023 based on his pending retirement as of January 31, 2023. In determining base salaries for 2023, the Compensation Committee considered peer group data supplemented by data from the Radford Global Survey as detailed above.

The performance measures for the 2023 variable cash compensation program reflected the following:

1)
a target of 24% PBIT measured as a percentage of annual revenue;
2)
a target of 15% two-year rolling revenue growth rate measured annually; and
3)
performance against key operating and strategic goals by each business division.

For 2023, the PBIT metric contributes 30% toward the target variable cash compensation payout, the revenue growth metric contributes 30% and the strategic goals contribute 40%. Achievement of a PBIT rate above 24% and of a revenue growth rate above 15% were necessary to result in payments above target for those metrics. Achievement of a 40% PBIT rate and a 35% revenue growth rate would have resulted in a maximum payout of 200% of target for those metrics. The operating and strategic goals for 2023 included market share gains, profit margin and gross margin targets, revenue and bookings targets, customer design-ins, employee retention and product development milestones in the Company’s various business units. The Compensation Committee believes these business and financial objectives effectively balance short-term profitability with long-term investment and growth. The maximum variable cash compensation payout for each named executive officer remained at 200% of the target amount for 2023.

The PBIT and revenue growth metrics for the variable cash compensation program are illustrated below:

Teradyne-wide Revenue Growth
Points
60
50
40
30
20
10
0
-2%
0%
2%
4%
6%
8%
10%
12%
14%
16%
18%
20%
22%
24%
26%
28%
30%
32%
34%
36%
Annual % Change in Two Year Rolling Revenue $

The variable cash compensation formula for awards granted to Messrs. Smith, Mehta, and Gray for 2023 was calculated by measuring total Company performance: Company-wide profit against the 24% target, Company-wide two-year rolling revenue growth rate against the 15% target, and a weighted averaging formula, based on division revenue, of the performance of all divisions against the division’s specific operating and strategic goals. The variable cash compensation formula for the award granted to Mr. Burns for 2023 was divided equally between (1) the performance of the Semiconductor Test Division and (2) total Company performance. The variable cash compensation formula for the award granted to Mr. Kumar for 2023 was divided equally between (1) the performance of the business units within Robotics, weighted by revenue, and (2) total Company performance.

In January 2024, the Compensation Committee reviewed the Company’s performance against its 2023 performance-based variable cash compensation targets. Once the overall performance of the Company and the performance of each of the divisions were measured against the PBIT target, two-year revenue growth target, and divisional goals, the payout for the named executive officers was calculated. For 2023, the payout for the PBIT metric was just below target based on the Company’s PBIT rate of 20.4%, the payout for the two-year rolling revenue growth rate metric was below the 0% threshold based on a two-year rolling revenue growth rate of negative 14.98%, and the payout on the strategic goals was below target based on the realized achievement of certain divisional goals. These results led to a total Company performance in 2023 of 69% of target while the performance for the Semiconductor Test business was 87% of target and the performance within Robotics was 36% of target.

Based on the total performance of the Company, the Compensation Committee, and in the case of the Chief Executive Officer, the independent members of the Board, approved for 2023 a payout of 69% of target variable cash compensation for Messrs. Smith, Mehta and Gray.

Mr. Burns' and Mr. Kumar's variable cash compensation is fifty-percent (50%) based on total company performance and fifty-percent (50%) based on the performance of their respective business unit. As a result, based on total performance of the Company in 2023 of 69% of target and performance of the Semiconductor Test business in 2023 of 87% of target, the Compensation Committee approved a payout of 78% of target variable cash compensation for Mr. Burns. Total performance of the Company in 2023 of 69% of target combined with Robotics business unit performance in 2023 of 36% of target would have resulted in a variable cash compensation payout for Mr. Kumar of 52% of target; however, the Compensation Committee approved a payout at target for the fifty-percent (50%) portion of the variable cash compensation that is based on Robotics performance given Mr. Kumar joined the Company in the second half of 2023, during such time Robotics performance improved. This led to a payout of 85% of target variable cash compensation for Mr. Kumar..

The payout amounts of 2023 performance-based variable cash compensation for each named executive officer can be found under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

2023 Equity Awards

In January 2023, the Compensation Committee, and, in the case of the Chief Executive Officer, the independent members of the Board, approved the 2023 equity awards for the named executive officers. The Compensation Committee and the independent members of the Board continued to award equity in 2023 in the form of (i) performance-based restricted stock units (“RSUs”) making up 60% of the total grant date fair value of the awards, (ii) time-based RSUs making up 30% of the total grant date fair value of the awards, and (iii) non-qualified stock options making up 10% of the total grant date fair value of the awards.

For the 2023 performance-based RSUs, the Compensation Committee approved performance metrics split equally between (1) a relative total shareholder return (“TSR”) formula measured at the end of a three-year performance period (using a 45-day price averaging method at both the beginning and the end of the performance period, which will be December 31, 2025) and (2) a three-year cumulative PBIT rate for the period from January 1, 2023 to December 31, 2025. Fifty percent (50%) of the performance-based RSUs (at target) are eligible to be earned and to vest based on the Company’s relative TSR performance and the remaining fifty percent (50%) of such awards (at target) are eligible to be earned and to vest based on the Company's cumulative PBIT rate. The Compensation Committee equally weighted these performance metrics to be consistent with the Company’s long-term goal to deliver profitability and superior return to shareholders. The TSR-based metric aligns the interests of executive officers with the interests of shareholders and provides a significant incentive for the executive officers to focus on increasing long-term shareholder value, while the PBIT-based metric provides an incentive to maintain a high level of profitability over the long term.

For the TSR-based metric, Teradyne’s TSR performance is measured against the New York Stock Exchange Composite Index (ticker symbol: NYA) (the “NYA Index”) which consists of over 2,000 companies listed on the New York Stock Exchange. The NYA Index represents a broad, diverse group of high-quality investment alternatives to the Company’s common stock. The Compensation Committee has concluded that the diverse NYA

Index is an appropriate benchmark for Teradyne. Teradyne’s TSR percentage point gain minus that of the NYA Index at the end of the three-year period will determine the number of performance-based RSUs that are earned based on the TSR-based performance metric. Payment from 0% to 200% of the target number of performance-based RSUs subject to the TSR performance metric can be earned based on the Company's TSR underperforming or exceeding the NYA Index’s three-year return.

For the PBIT-based metric, the three-year cumulative target PBIT rate is 24%, the threshold PBIT rate required to trigger a payout is 13%, and the PBIT rate required to achieve maximum payout is 40%. Payment from 0% to 200% of the target number of performance-based RSUs subject to the cumulative three-year PBIT rate can be earned based on Company performance with respect to this metric.

The number of performance-based RSUs that may be paid out based on relative TSR performance and PBIT rate are each illustrated below:

TSR vs NYSE
200%
150%
100%
50%
0%
% Target Shares Awarded
-40
-35
-30
-25
-20
-15
-10
-5
0
5
10
15
20
25
30
35
40
TER 3 Year TSR minus SOX 3 Year TSR (points)

TER 3 Year Non GAAP PBIT
% Target Shares Awarded
200%
150%
100%
50%
0%
9% 10% 11% 12% 13% 14% 15% 16% 17% 18% 19% 20% 21% 22% 23% 24% 25% 26% 27% 28% 29% 30% 31% 32% 33% 34% 35% 36% 37% 38% 39% 40% 41% 42% 43% 44%
3 Year Non GAAP PBIT %

The final number of performance-based RSUs earned will be determined by the Compensation Committee and the independent members of the Board, as applicable, upon the completion of the three-year performance period. All of the performance-based RSUs earned will vest at the end of the three-year performance period. No performance-based RSUs will vest if the named executive officer is no longer an employee at the end of the three-year period, except that if the named executive officer’s employment ends prior to such time due to death or retirement or termination other than for cause after attaining both at least age sixty and at least ten years of service, then (a) 100% of the shares earned under the performance-based RSUs awarded more than 365 days prior to the last day of employment and (b) a pro-rata portion of the shares earned under the performance-based RSUs awarded less than 365 days prior to the last day of employment (based on the number of days the named executive officer was employed by the Company during the 365-day period) will vest, in each case, on the third anniversary of the date of grant, after the Compensation Committee and the independent members of the Board, as applicable, determine the final number of the performance-based RSUs earned, if any, with respect to the relevant three-year performance period. Continued vesting following retirement or termination, other than for cause, is subject to the named executive officer’s continued compliance with any post-employment obligations to Teradyne.

Pursuant to an Executive Retirement Policy adopted by the Board in January 2024, unvested time-based RSUs and unvested stock options granted prior to a named executive officer’s retirement will continue to vest if, as of the effective date of the named executive officer’s retirement, the named executive officer is at least age sixty-five and has at least ten years of service to the Company. Additionally, any vested stock options as of the applicable retirement date or stock options that become vested pursuant to the Executive Retirement Policy may be exercised for the remainder of the generally applicable term of such option, which in all cases is no later than seven (7) years from the respective dates of grant. Only a pro-rata portion of any time-based RSU award or stock option award granted less than 365 days prior to the last day of employment (based on the number of days the named executive officer was employed by the Company during the 365-day period) will continue to vest pursuant to the Executive Retirement Policy. Continued vesting of time-based RSUs and stock options following retirement is subject to the named executive officer’s continued compliance with any post-employment obligations to Teradyne, including a non-competition period.

To maintain a competitive equity compensation level relative to the market, the 2023 equity award values at target for certain of the named executive officers were increased from the 2022 equity award values at target. Mr. Smith’s 2023 equity award increased 400% in connection with his promotion to chief executive officer on February 1, 2023, and the awards for Messrs. Mehta, Gray, and Burns were increased 44%, 5%, and 36% (in each case, for purposes of restricted stock units, value is based on the stock price on the date of grant), respectively. In setting the 2023 equity award levels, the Compensation Committee considered benchmarking data against our peer group and generally aims for the fiftieth-percentile when setting the final values. Mr. Kumar received an initial equity award in August 2023 in connection with his appointment as President of Robotics.

The specific number of RSUs was calculated based upon the closing market price of the Company’s common stock on the grant date (with performance-based awards determined based on target performance) and the specific number of options was calculated based upon the Black-Scholes grant date fair value. The table below sets forth the grant date equity values of the 2023 time-based RSUs, performance-based RSUs and stock options for each named executive officer.

Name of Executive Officer	Number of Time-based RSUs (#)	Number of Performance-based RSUs at Target (#)	Number of Stock Options (#)	Value of Time-based RSUs ($)	Value of Performance-based RSUs at Target (1) ($)	Value of Stock Options ($)	Total Equity Value ($)
Gregory S. Smith	21,752	43,504	18,338	2,227,622	5,217,652	750,024	8,195,298
Sanjay Mehta	10,441	20,882	8,802	1,069,263	2,504,482	360,002	3,933,747
Charles J. Gray	3,046	6,091	2,568	311,941	730,507	105,031	1,147,479
Richard J. Burns	4,931	9,861	4,157	504,984	1,182,661	170,021	1,857,666
Ujjwal Kumar	8,947	8,901	3,705	995,175	990,058	165,021	2,150,254
Mark E. Jagiela	—	—	—	—	—	—	—

(1)
The values shown for the performance-based RSUs are based on (i) the stochastic “Monte Carlo” simulation method for 50% of the performance-based RSUs with a three-year TSR performance metric and (ii) the stock price on the date of grant for 50% of the performance-based RSUs with a three-year PBIT rate metric. However, the Compensation Committee decided to continue to use the stock price on the date of grant methodology as its calculation of the value of the awards for purposes of comparison with the equity values for peer companies and with prior year equity values for the named executive officers. The methodology used by the Compensation Committee creates a 33% lower valuation for the performance-based RSUs with a three-year TSR target and a 10% lower valuation for all equity.

The grant date for the 2023 equity awards approved by the Compensation Committee or the independent members of the Board, as applicable, for all named executive officers other than Mr. Kumar was January 27, 2023. The grant date of Mr. Kumar’s equity awards was August 1, 2023 in connection with his appointment as President of Robotics. The 2023 time-based RSUs for all employees, including named executive officers, vest in equal installments annually over four years, commencing on the first anniversary of the grant date. The performance-based RSUs, including for Mr. Kumar, vest on the third anniversary of the January 27, 2023 grant date, with (1) half of the performance-based RSUs eligible to vest based upon the determination of Teradyne’s TSR performance relative to the NYA Index and (2) half of the performance-based RSUs eligible to vest based on three-year cumulative PBIT, in each case, as described above. The stock option grants vest in equal installments annually over four years, commencing on the first anniversary of the grant date, and have a term of seven years from the date of grant.

The number of equity awards granted to each named executive officer is disclosed in the Grants of Plan-Based Awards Table and the value of the performance-based RSUs granted for each named executive officer assuming the highest level of performance conditions is achieved is disclosed in the footnotes to the column “Stock Awards” in the Summary Compensation Table.

2024 Determination of Performance Achievement for 2021 Performance-Based RSU Grant

In January 2024, the Compensation Committee reviewed performance against the 2021 performance-based RSU targets: (1) a TSR formula measured against the NYA Index at the end of the three-year performance period ending on December 31, 2023 (using a 45-day price averaging method at both the beginning and the end of the three-year performance period); and (2) a three-year cumulative PBIT rate. For the performance-based RSUs granted in 2021, Teradyne’s relative total shareholder return performance (negative 21.72%) was measured against the NYA Index (11.32%) during the three-year performance period from January 1, 2021 to December 31, 2023. The three-year cumulative target PBIT rate for the performance-based RSUs granted in 2021 was 20%, the PBIT rate required to achieve maximum payout was 30%, and the actual PBIT rate for the three-year period from January 29, 2021 to December 31, 2023 was 27.8%. On this basis, the Compensation Committee approved the number of the 2021 performance-based RSUs based on the TSR formula at 0% of target and the number of performance-based RSUs based on the three-year cumulative PBIT rate at 177.64% of target. These performance-based RSUs vested on January 29, 2024.

Compensation Committee Report

The Compensation Discussion and Analysis has been reviewed with management. Based on the review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Teradyne’s Annual Report on Form 10-K for the year ended December 31, 2023.

COMPENSATION COMMITTEE

Timothy E. Guertin (Chair)

Peter Herweck

Marilyn Matz

Bridget van Kralingen

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that Teradyne specifically incorporates it by reference in any such filing.

Executive Compensation Tables

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers during the fiscal years ended December 31, 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Gregory S. Smith	2023	$850,000	$317,685	$7,445,275	$750,024	$733,125	$—	$14,328	$10,110,437
President and	2022	$645,000	$186,075	$1,296,282	$150,032	$667,500	$—	$13,328	$2,958,217
Chief Executive Officer	2021	$500,000	$—	$1,109,727	$120,011	$668,000	$—	$12,728	$2,410,466

Sanjay Mehta	2023	$600,000	$179,399	$3,573,745	$360,002	$331,200	$—	$23,559	$5,067,905
Vice President, Chief	2022	$565,000	$268,132	$2,160,368	$250,015	$415,840	$—	$28,616	$3,687,971
Financial Officer & Treasurer	2021	$525,000	$356,652	$1,664,478	$180,035	$764,400	$—	$62,073	$3,552,638

Charles J. Gray	2023	$450,000	$130,812	$1,042,447	$105,031	$232,875	$—	$14,328	$1,975,493
Vice President, General	2022	$425,000	$196,090	$864,187	$100,022	$293,250	$—	$13,328	$1,891,877
Counsel and Secretary	2021	$400,000	$264,187	$924,693	$100,028	$546,000	$—	$12,728	$2,247,636

Richard J. Burns	2023	$500,000	$149,811	$1,687,645	$170,021	$343,200	$—	$39,777	$2,890,454
President, Semiconductor	2022	$400,000	$189,828	$1,080,235	$125,027	$316,800	$—	$13,328	$2,125,218
Test	2021	$327,148	$222,244	$548,987	$—	$478,945	$—	$12,597	$1,565,934

Ujjwal Kumar	2023	$113,607	$—	$1,985,233	$165,021	$233,750	$—	$159,475	$2,657,086
President, Robotics	2022	$—	$—	$—	$—	$—	$—	$—	$—
	2021	$—	$—	$—	$—	$—	$—	$—	$—

Mark E. Jagiela	2023	$85,541	$—	$3,297,232	$2,501,052	$—	$308,110	$66,498	$6,258,433
Former President and Former	2022	$1,000,000	$580,030	$6,999,301	$810,004	$1,104,000	$—	$107,914	$10,601,249
Chief Executive Officer	2021	$975,000	$809,544	$6,287,870	$680,028	$2,129,400	$—	$72,871	$10,954,713

(1)
The amounts reported in the “Salary” column represent the annual base salary for each named executive officer, which is paid bi-weekly, and include amounts deferred under the 401(k) Plan or the Supplemental Savings Plan. Mr. Smith’s base salary was increased to $850,000 on February 1, 2023 in connection with his promotion to Chief Executive Officer. The amount shown for Mr. Smith’s base salary in 2023 is the resulting base salary actually paid for Mr. Smith in 2023. Mr. Jagiela retired effective as of February 1, 2023. The amount shown for Mr. Jagiela’s base salary in 2023 is the resulting base salary actually paid to Mr. Jagiela in 2023. Mr. Kumar joined the Company effective as of July 11, 2023 and was appointed an executive officer by the Board effective August 21, 2023. The amount shown for Mr. Kumar’s base salary in 2023 is the resulting base salary actually paid to Mr. Kumar in 2023.
(2)
The amounts reported in the “Bonus” column represent amounts earned under the Cash Profit Sharing Plan.
(3)
Other than for Mr. Jagiela as described below, the amounts reported in the “Stock Awards” column represent the fair value of the time-based and performance-based RSU awards on the date of grant, calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures and taking into account the probable outcome of performance conditions where applicable. The amounts reported in the “Stock Awards” column do not reflect the amount of compensation actually received by the named executive officer during the applicable fiscal year. The maximum value on the date of grant of performance-based RSUs granted to the named executive officers, assuming the highest level of performance conditions is achieved, is as follows for 2023, 2022, and 2021, respectively: Mr. Smith: $9,000,108, $1,701,133, and $1,505,656; Mr. Mehta: $4,320,068, $2,835,020, and $2,258,372; Mr. Gray: $1,260,106, $1,134,089, and $1,254,592; Mr. Burns: $2,040,044, $1,417,611, and $1,097,974; Mr. Kumar $1,417,612, NA and NA; and; Mr. Jagiela: NA, $9,185,239, and $8,531,634. The number of performance-based RSUs that are earned will be determined by the Compensation Committee and the independent members of the Board, upon the completion of the applicable three-year performance period, pursuant to the TSR and PBIT formulas (for performance-based RSUs granted in 2023, as described above in “2023 Equity Awards”). For a discussion of the assumptions underlying these valuations, please see Note Q to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The amount reported in the “Stock Awards” column for 2023 for Mr. Jagiela reflects the incremental fair value of outstanding time-based RSU awards that were modified in connection with Mr. Jagiela’s retirement from the Company and does not reflect a new equity grant. In connection with Mr. Jagiela’s retirement, the Board modified his time-based RSUs to permit their continued vesting through January 31, 2026, resulting in additional stock-based compensation expense.

(4)
Other than for Mr. Jagiela as described below, the amounts reported in the “Option Awards” column represent the fair value of the award on the date of grant calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. For a discussion of the assumptions underlying these valuations, please see Note Q to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The amount reported in the “Option Awards” column for 2023 for Mr. Jagiela reflects the incremental fair value of outstanding option awards that were modified in connection with Mr. Jagiela’s retirement from the Company and does not reflect a new equity grant. In connection with Mr. Jagiela’s retirement, the Board modified his options to permit their continued vesting through January 31, 2026, resulting in additional stock-based compensation expense.

(5)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent amounts earned under the performance-based variable cash compensation program for the applicable year.
(6)
The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the aggregate change in the actuarial present value of the named executives’ accumulated benefit under all defined benefit pension plans. For 2023, this amount was $308,110 for Mr. Jagiela. For 2022, this amount was negative $103,287 for Mr. Jagiela. For 2021, this amount was negative $11,167 for Mr. Jagiela. See also the disclosure below in the Pension Benefits Table for 2023. Not included in this column are earnings on the Supplemental Saving Plan in which certain of the named executive officers participate, as earnings and losses under that plan are determined in the same manner and at the same rate as externally managed investments. See the Nonqualified Deferred Compensation Table for 2023.
(7)
The amounts reported in the “All Other Compensation” column represent the following amounts for 2023 for the named executive officers:

	Company Contributions to Defined Contribution Plans (a)	Value of Life Insurance Premiums	Relocation Expense (b)	Tax Assistance for Business-Related Items (b)	Total-All Other Compensation
Gregory S. Smith	$13,200	$1,128	$—	$—	$14,328
Sanjay Mehta	22,431	1,128	—	—	23,559
Charles J. Gray	13,200	1,128	—	—	14,328
Richard J. Burns	38,649	1,128	—	—	39,777
Ujjwal Kumar	9,646	1,128	105,057	43,644	159,475
Mark E. Jagiela	60,153	3,424	2,064	857	66,498

(a)
For Mr. Jagiela, Mehta, and Burns, amount reflects Company matching contributions to the 401k Plan and Supplemental Savings Plan; for Messrs. Smith, Gray and Kumar, amounts reflect Company matching contributions to the 401k Plan.
(b)
In 2023, Mr. Kumar relocated to Massachusetts in connection with his appointment as President of Robotics. The Company provided these benefits to Mr. Kumar to facilitate his relocation to fill a key leadership role at the Company.

Grants of Plan-Based Awards Table for 2023

The following table sets forth information concerning plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2023.

Name	Grant Date	Type of Award (1)	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Gregory S. Smith		VC (2)	$—	$1,062,500	$2,125,000	—	—	—	—	—	—	—
	1/27/2023	PRSU (3)	$—	$—	$—	—	43,504	87,008	—	—	—	$5,217,652
	1/27/2023	RSU (4)	$—	$—	$—	—	—	—	21,752	—	—	$2,227,622
	1/27/2023	SO (5)	$—	$—	$—	—	—	—	—	18,338	$103.44	$750,024

Sanjay Mehta		VC (2)	$—	$480,000	$960,000	—	—	—	—	—	—	—
	1/27/2023	PRSU (3)	$—	$—	$—	—	20,882	41,764	—	—	—	$2,504,482
	1/27/2023	RSU (4)	$—	$—	$—	—	—	—	10,441	—	—	$1,069,263
	1/27/2023	SO (5)	$—	$—	$—	—	—	—	—	8,802	$103.44	$360,002

Charles J. Gray		VC (2)	$—	$337,500	$675,000	—	—	—	—	—	—	—
	1/27/2023	PRSU (3)	$—	$—	$—	—	6,091	12,182	—	—	—	$730,507
	1/27/2023	RSU (4)	$—	$—	$—	—	—	—	3,046	—	—	$311,941
	1/27/2023	SO (5)	$—	$—	$—	—	—	—	—	2,568	$103.44	$105,031

Richard J. Burns		VC (2)	$—	$400,000	$800,000	—	—	—	—	—	—	—
	1/27/2023	PRSU (3)	$—	$—	$—	—	9,861	19,722	—	—	—	$1,182,661
	1/27/2023	RSU (4)	$—	$—	$—	—	—	—	4,931	—	—	$504,984
	1/27/2023	SO (5)	$—	$—	$—	—	—	—	—	4,157	$103.44	$170,021

Ujjwal Kumar		VC (2)	$—	$275,000	$550,000	—	—	—	—	—	—	—
	8/1/2023	PRSU (3)	$—	$—	—	—	8,901	17,802	—	—	—	$990,058
	8/1/2023	RSU (4)	$—	$—	—	—	—	—	8,947	—	—	$995,175
	8/1/2023	SO (5)	$—	$—	—	—	—	—	—	3,705	$111.23	$165,021

Mark E. Jagiela	2/1/2023	Modified RSU (4)	$—	$—	$—	—	—	—	32,006	—	—	$3,297,232
	2/1/2023	Modified SO (5)	$—	$—	$—	—	—	—		95,942	$77.60	$2,501,052

(1)
Type of Award:

VC – Variable Cash Compensation

PRSU – Performance-based Restricted Stock Units

RSU – Time-based Restricted Stock Units

SO – Stock Options

(2)
The amounts reported represent the target and maximum payout levels for the variable cash compensation awards granted in 2023; the actual payouts for these awards are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(3)
The amounts reported represent the target and maximum number of performance-based RSUs granted in 2023. The final number of shares earned in respect of performance-based RSUs granted in 2023 will be determined by the Compensation Committee and the independent directors upon the completion of the three-year performance period pursuant to the TSR and PBIT formulas described above in “2023 Equity Awards”, generally subject to continued employment.
(4)
The time-based RSUs granted in 2023 vest in equal installments annually over four years, commencing on the first anniversary of the date of grant, generally subject to continued employment.
(5)
The stock options granted in 2023 vest in equal installments annually over four years, commencing on the first anniversary of the date of grant, generally subject to continued employment, and have a term of seven years from the date of grant.
(6)
See footnotes (3) and (4) to the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End Table for 2023

The following table sets forth information concerning the outstanding equity awards held by the named executive officers at fiscal year-end, December 31, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (18)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (18)
Gregory S. Smith	2,072	—	(1)	$36.75	01/25/26
	3,447	1,150	(2)	$72.10	01/24/27
	1,639	1,640	(3)	$113.48	01/29/28
	961	2,885	(4)	$112.12	01/28/29
	—	18,338	(5)	$103.44	01/27/30
						989	$107,326	(8)
						1,587	$172,221	(9)
						3,011	$326,754	(10)
						21,752	$2,360,527	(11)
						12,690	$1,377,119	(14)
									16,056	$1,742,397	(15)
									87,008	$9,442,108	(16)

Sanjay Mehta	1,875	1,875	(2)	$72.10	01/24/27
	2,459	2,460	(3)	$113.48	01/29/28
	1,602	4,807	(4)	$112.12	01/28/29
	—	8,802	(5)	$103.44	01/27/30
						1,613	$175,043	(8)
						2,380	$258,278	(9)
						5,018	$544,553	(10)
						10,441	$1,133,057	(11)
						19,034	$2,065,570	(14)
									26,758	$2,903,778	(15)
									41,764	$4,532,229	(16)

Charles J. Gray	—	1,041	(2)	$72.10	01/24/27
	1,366	1,367	(3)	$113.48	01/29/28
	641	1,923	(4)	$112.12	01/28/29
	—	2,568	(5)	$103.44	01/27/30
						895	$97,125	(8)
						1,322	$143,463	(9)
						2,007	$217,800	(10)
						3,046	$330,552	(11)
						10,574	$1,147,490	(14)
									10,704	$1,161,598	(15)
									12,182	$1,321,991	(16)

Richard J. Burns	2,364	789	(6)	$81.30	10/01/27
	801	2,404	(4)	$112.12	01/28/29
	—	4,157	(5)	$103.44	01/27/30
						971	$105,373	(8)
						739	$80,196	(12)
						2,509	$272,277	(10)
						4,931	$535,112	(11)
						9,254	$1,004,244	(14)
									13,380	$1,451,998	(15)
									19,722	$2,140,231	(16)

Ujjwal Kumar	—	3,705	(7)	$111.23	08/01/30
						8,947	$970,928	(13)
									8,901	$965,937	(17)
Mark E. Jagiela	8,645	-		$47.70	1/26/2025
	12,183	12,184	(1)	$36.75	1/25/2026
	7,862	15,724	(2)	$72.10	1/24/2027
	4,645	13,935	(3)	$113.48	1/29/2028
		20,765	(4)	$112.12	1/28/2029
						13,606	$1,188,484	(8)
						13,523	$1,181,234	(9)
						13,483	$1,177,740	(10)
						21,674	$1,893,224	(11)
						108,184	$11,740,128	(14)
									71,906	$7,803,239	(15)
									86,694	$9,408,033	(16)

(1)
For each named executive officer, the vesting dates for options granted on January 25, 2019 are as follows: twenty-five percent (25%) of the options vested on each of January 25, 2020, January 25, 2021, January 25, 2022, and January 25, 2023, generally subject to continued employment.
(2)
For each named executive officer, the vesting dates for options granted on January 24, 2020 are as follows: twenty-five percent (25%) of the options vested on each of January 24, 2021, January 24, 2022, January 24, 2023, and January 24, 2024.
(3)
For each named executive officer, the vesting dates for options granted on January 29, 2021 are as follows: twenty-five percent (25%) of the options vested on each of January 29, 2022, January 29, 2023, and January 29, 2024 and twenty-five percent (25%) of the options will vest on January 29, 2025, generally subject to continued employment.
(4)
For each named executive officer, the vesting dates for options granted on January 28, 2022 are as follows: twenty-five percent (25%) of the options vested on January 28, 2023, and January 28, 2024 and twenty-five percent (25%) will vest on each of January 28, 2025 and January 28, 2026, generally subject to continued employment.
(5)
For each named executive officer, the vesting dates for options granted on January 27, 2023, other than Mr. Jagiela who did not receive an option grant in 2023, are as follows: twenty-five percent (25%) of the options will vested on each of January 27, 2024, and twenty-five percent (25%) of the options will vest on January 27, 2025, January 27, 2026, and January 27, 2027, generally subject to continued employment.
(6)
For Mr. Burns, the vesting dates for options granted on October 1, 2020 are as follows: twenty-five percent (25%) of the options vested on each of October 1, 2021, October 1, 2022, and October 1, 2023, and twenty-five percent (25%) of the options will vest on October 1, 2024, generally subject to continued employment.
(7)
For Mr. Kumar, the vesting dates for options granted on August 1, 2023 are as follows: twenty-five percent (25%) of the options will vest on each of August 1, 2024, August 1, 2025, August 1, 2026, and August 1, 2027, generally subject to continued employment.
(8)
For each named executive officer, the vesting dates for time-based RSUs granted on January 24, 2020 are as follows: twenty-five percent (25%) of the RSUs vested on each of January 24, 2021, January 24, 2022, and January 24, 2024 and twenty-five percent (25%) of the RSUs will vest on January 24, 2024, generally subject to continued employment.
(9)
For each named executive officer, the vesting dates for time-based RSUs granted on January 29, 2021 are as follows: twenty-five percent (25%) of the RSUs vested on January 29, 2022 and January 29, 2023 and twenty-five percent (25%) of the RSUs will vest on each of January 29, 2024 and January 29, 2025, generally subject to continued employment.
(10)
For each named executive officer, the vesting dates for time-based RSUs granted on January 28, 2022 are as follows: twenty-five percent (25%) of the RSUs vested on January 28, 2023, and January 28, 2024 and twenty-five percent (25%) of the RSUs will vest on each of January 28, 2025 and January 28, 2026, generally subject to continued employment.
(11)
For each named executive officer, the vesting dates for time-based RSUs granted on January 27, 2023, other than Mr. Jagiela who did not receive a time-based grant in 2023, are as follows: twenty-five percent (25%) of the RSUs vested on January 27, 2024 and twenty-five percent of the RSUs will vest on each of January 27, 2025, January 27, 2026, and January 27, 2027, generally subject to continued employment.
(12)
For Mr. Burns, the vesting dates for his time-based RSUs granted on October 1, 2020 are as follows: twenty-five percent (25%) of the RSUs vested each on October 1, 2021, October 1, 2022, and October 1, 2023, and twenty-five percent (25%) of the RSUs will vest on October 1, 2024, generally subject to continued employment.
(13)
For Mr. Kumar, the vesting dates for his time-based RSUs granted on August 1, 2023 are as follows: twenty-five percent (25%) of the RSUs will vest each on August 1, 2024, August 1, 2025, August 1, 2026, and August 1, 2027, generally subject to continued employment.
(14)
Represents the performance-based RSUs awarded in 2021 assuming the highest level of performance conditions is achieved. The final number earned with respect to the performance-based RSUs awarded in 2021 was determined by the Compensation Committee and the independent directors upon the end of the three-year measurement period (December 31, 2023) pursuant to the performance metrics approved by the Compensation Committee for the 2021 grant, with the performance-based RSUs based on TSR earned at 0% of target and performance-based RSUs based on three-year cumulative PBIT earned at 177.64% of target, as further described above in “2024 Determination of Performance Achievement for 2021 Performance-Based RSU Grant”. The performance-based RSUs earned vested upon the three-year anniversary of the initial 2021 performance-based RSU grant date (January 29, 2024), generally subject to continued employment with the exception of Mr. Jagiela whose unvested time-based restricted stock units and stock options granted prior to his retirement will continue to vest in accordance with their terms pursuant to his retirement agreement described in detail in the section titled “Former Chief Executive Officer Retirement Agreement.”
(15)
Represents the performance-based RSUs awarded in 2022 assuming the highest level of performance conditions is achieved. The final number of performance-based RSUs awarded in 2022 will be determined by the Compensation Committee and the independent directors upon the end of the three-year measurement period (December 31, 2024) pursuant to the performance metrics approved by the Compensation Committee for the 2022 grant. The performance-based RSUs earned will vest upon the three-year anniversary of the initial 2022 performance-based RSU grant date (January 28, 2025), generally subject to continued employment with the exception of Mr. Jagiela whose unvested time-based restricted stock units and stock options granted prior to his retirement will continue to vest in accordance with their terms pursuant to his retirement agreement described in detail in the section titled “Former Chief Executive Officer Retirement Agreement.”.
(16)
Represents the performance-based RSUs awarded in 2023 assuming the highest level of performance conditions is achieved. The final number of performance-based RSUs awarded in 2023 will be determined by the Compensation Committee and the independent directors upon the end of the three-year measurement period (December 31, 2025)) pursuant to the performance metrics approved by the Compensation Committee for the 2023 grant and described above in “2023 Equity Awards”. The performance-based RSUs earned will vest upon the three-year anniversary of the initial 2022 performance-based RSU grant date (January 27, 2026), generally subject to continued employment.
(17)
For Mr. Kumar, the performance-based RSUs were awarded to him on August 1, 2023, and represents an amount equal to the assumption of the highest level of performance conditions is achieved. The final number of performance-based RSUs awarded to Mr. Kumar on August 1, 2023 will be determined by the Compensation Committee upon the end of the three-year measurement period (December 31, 2025). Mr. Kumar’s performance-based RSUs will vest on January 27, 2026 rather than the three-year anniversary of the date of the grant to Mr. Kumar.
(18)
Amounts have been determined based on the closing price of a share of Teradyne common stock on December 29, 2023 ($108.52).

Option Exercises and Stock Vested Table for 2023

The named executive officers exercised stock options during 2023 and vested in certain RSUs previously granted. The following table shows: (1) the number of shares acquired upon exercise of stock options and the value realized on exercise during 2023; and (2) the number of shares acquired as a result of the vesting of time- and performance-based RSUs and the value realized on vesting during 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gregory S. Smith	—	$—	20,530	$2,110,853
Sanjay Mehta	5,077	$269,030	32,526	$3,311,873
Charles J. Gray	3,039	$158,612	18,428	$1,895,599
Richard J. Burns	—	—	3,906	$398,851
Ujjwal Kumar	—	—	—	—
Mark E. Jagiela	33,012	$2,434,501	135,867	$13,974,484

Retirement and Post-Employment Tables

Pension Benefits Table for 2023

The Company offers a qualified Retirement Plan and a non-qualified SERP. In 1999, the Company closed both plans to new members. At that time, all employees were offered the choice to continue to participate in the Retirement Plan and accrue benefits, or to opt for an additional Company match in the 401k Plan in lieu of continued participation in the Retirement Plan. Approximately fifty percent (50%) of the employees elected to remain in the Retirement Plan. Ninety-one current employees continue to accrue benefits in the Retirement Plan and only seven in the SERP. In November 2009, the Board voted to freeze the benefits under the Retirement Plan for any employee who participated in both the Retirement Plan and the final average pay variant of the SERP. These employees continue to receive the same retirement benefits, but through the SERP rather than through accruals in the Retirement Plan. Mr. Jagiela is entitled to benefits under the Retirement Plan but, as of January 1, 2000, is no longer accruing additional benefits under that plan.

The SERP pension formula is identical to that of the Retirement Plan, except an employee’s eligible earnings are based on the employee’s highest consecutive 60 months of actual base salary, actual cash profit sharing and target variable compensation and actual years of service. The resulting benefit is then reduced by the benefit payable from the Retirement Plan.

There is no provision in the Retirement Plan or the SERP to grant extra years of credited service. To calculate the present value of the accumulated benefit under the Retirement Plan and the SERP, Teradyne’s actuaries used the same assumptions as used in Teradyne’s financial statements for the fiscal year ended December 31, 2023, a discount rate of 4.75% for the Retirement Plan and a discount rate of 4.70% for the SERP.

Similar to most pension plans, Teradyne’s Retirement Plan was designed such that the annual present value of the accrued benefit associated with the plan increases significantly as an employee both approaches retirement and increases his or her years of service. Other factors that can influence year-on-year changes include one-time items such as discount rate changes, information updates, or mortality rate changes.

The table below shows the present value, as of December 31, 2023, of accumulated benefits payable to Mr. Jagiela, the only named executive officer who is entitled to benefits under the Retirement Plan or SERP, including the number of years of service credited to him.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits
Mark E. Jagiela (1)	Retirement Plan	17.61	$332,592
	SERP	—	$—
Sanjay Mehta	Retirement Plan	—	$—
	SERP	—	$—
Charles J. Gray	Retirement Plan	—	$—
	SERP	—	$—
Richard J. Burns	Retirement Plan	—	$—
Gregory S. Smith	Retirement Plan	—	$—
	SERP	—	$—

(1)
The years of creditable service for Mr. Jagiela were capped in 1999 with respect to the Retirement Plan.

Nonqualified Deferred Compensation Table for 2023

The Company maintains the Supplemental Savings Plan, which allows certain eligible employees who are actively employed by Teradyne on or after December 1, 1994 to defer compensation in excess of limits under the 401(k) Plan and to receive supplemental matching contributions from the Company. In addition, employees who participate in the variable cash compensation plan may defer up to 85% of each year’s variable cash compensation payment into the Supplemental Savings Plan. The Supplemental Savings Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or “highly compensated employees” as defined in ERISA. In general, under the Supplemental Savings Plan, distribution of the deferrals and the vested matching contributions are made in one lump sum upon the participant’s retirement, disability or other termination of employment. In addition to the conditions of the Supplemental Savings Plan itself, certain restrictions are imposed by Section 409A of the Code regarding when participants will receive distributions under the Supplemental Savings Plan.

Because the Supplemental Savings Plan is intended to be an ERISA excess plan, the investment options available to participants are similar to those provided in the 401(k) Plan. Employees select the investment options from a portfolio of mutual funds. The earnings are credited based on the actual performance of the selected mutual funds.

The table below shows the aggregate balance of the deferred compensation amounts in the Supplemental Savings Plan for each named executive officer, as of December 31, 2023 (only Messrs. Jagiela, Mehta and Burns participated in this plan as of this date).

Name	Executive Contributions in 2023 (1)	Employer Contributions in 2023 (2)	Aggregate Earnings in 2023	Aggregate Withdrawals / Distributions	Aggregate Balance at 12/31/2023
Gregory S. Smith	$—	$—	$—	$—	$—
Sanjay Mehta	—	—	74,817	—	966,752
Charles J. Gray	—	—	—	—	—
Richard J. Burns	57,656	25,449	10,073	—	148,639
Ujjwal Kumar	—	—	—	—	—
Mark E. Jagiela	325,533	46,953	686,965	(100,830)	4,111,184

(1)
The following table lists the amounts of each named executive officer’s contributions to the Supplemental Savings Plan that were previously reported in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns:

	Gregory S. Smith	Sanjay Mehta	Charles J. Gray	Richard Burns	Ujjwal Kumar	Mark E. Jagiela
2023	$—	$—	$—	$57,656	$—	$325,533
2022	—	382,200	—	24,046		296,627
2021	—	419,037	—	—	—	226,698
Prior to 2021	—	72,603	—	—	—	1,603,501
Total Employee Contributions	—	873,840	—	81,702	—	2,452,359

(2)
These amounts are included in the Summary Compensation Table in the “All Other Compensation” column.

Post-Termination Compensation Table

Change in Control Agreements

Teradyne maintains Change in Control Agreements with each of the named executive officers (the “Change in Control Agreements”). Under the Change in Control Agreements, in the event the employment of a named executive officer is terminated without cause or the named executive officer terminates his employment for good reason (each as defined in the agreement) within two years following, or three months prior and in contemplation of, a defined change in control of Teradyne, he will receive the following payments and/or benefits, subject to the named executive officer providing a general release of claims in favor of the Company and continued compliance with restrictive covenants:

•
Immediate vesting of all outstanding and unvested equity awards (for performance-based equity awards, the vesting will be calculated assuming payout at the target level);
•
Cash awards for the year of termination calculated at the target level and pro-rated, by month, up to the date of termination;
•
Salary continuation for two years based on the named executive officers’ annual target cash compensation (both base salary and variable cash compensation) at the time of termination; and

•
Health, dental and vision plan insurance coverage for two years, provided on the same terms as those in effect on the date of termination.

The Change in Control Agreements provide that the salary continuation may be suspended and prior payments recouped if a named executive officer breaches the two-year non-competition and non-solicitation covenants contained in the Change in Control Agreement.

No Change in Control Agreement includes a provision for a tax gross-up payment. Amounts otherwise payable under the Change in Control Agreements will be reduced, to the extent necessary, so as not to constitute “excess parachute payments” within the meaning of Section 280G of the Code.

Chief Financial Officer Severance Agreement

Upon his appointment as Chief Financial Officer in 2019, Mr. Mehta entered into an Agreement Regarding Termination Benefits (“CFO Severance Agreement”). The term of this CFO Severance Agreement, entered into on April 25, 2019, was initially three years, and extends for additional one-year periods unless Teradyne gives notice of non-renewal to Mr. Mehta. The CFO Severance Agreement contains a one-year, post-employment customer and employee non-hire and non-solicitation covenant and a one-year, post-employment non-competition covenant. In consideration of these covenants and subject to Mr. Mehta’s providing a general release of claims in favor of the Company, among other conditions, Mr. Mehta is eligible to receive severance payments for one year at his annual target compensation rate (both base salary and variable cash compensation) following his termination by the Company for any reason other than death, disability or cause, each as defined in the CFO Severance Agreement, or in a circumstance in which Mr. Mehta would be eligible to payments pursuant to his Change in Control Agreement. During the one-year post-employment period, Mr. Mehta is also eligible for ongoing health, dental and vision insurance plan coverage, provided on the same terms as those in effect at the date of his termination. If the Company terminates Mr. Mehta’s employment due to his disability and Mr. Mehta is not eligible to receive payments pursuant to his Change in Control Agreement, he is eligible to receive severance payments for one year, to the extent he is not eligible to receive disability insurance, which payments will be reduced by any compensation Mr. Mehta receives from other employment.

Other Arrangements

Other than the Chief Executive Officer and the Chief Financial Officer, none of the named executive officers has a severance agreement. Teradyne has a standard severance practice under which the Company may, in its discretion, offer severance payments to an employee, including a named executive officer, generally based on length of service. Any severance payments to named executive officers are conditioned upon the named executive officer’s entering into a written severance agreement containing customary obligations, such as, non-competition, non-solicitation, non-disparagement and/or confidentiality obligations, and releasing Teradyne from any claims.

Details of the named executive officers’ participation in the Company’s retirement and deferred compensation plans are disclosed above, in the Pension Benefits Table for 2023 and the Nonqualified Deferred Compensation Table for 2023.

In addition, if a named executive officer dies or retires or if his employment is terminated without cause after at least ten years of service and having reached the age of sixty, then (a) one hundred percent of the shares issued upon settlement of a performance-based RSU grant awarded more than 365 days prior to the date of termination of employment will vest on the date the Compensation Committee determines the number of shares underlying the performance-based RSU grant that are earned at the end of the three-year performance period and (b) a pro-rata portion (based on the number of days the named executive officer was employed by the Company during the 365 day period) of the shares issued upon settlement of a performance-based RSU grant awarded less than 365 days prior to the date of termination of employment will vest on the date the Compensation Committee determines the number of shares underlying the performance-based RSU grant that are earned at the end of the three-year performance period. Mr. Gray qualifies for this benefit.

Also, pursuant to an Executive Retirement Policy adopted by the Board in January 2024, if a named executive officer retires after reaching the age of sixty-five and has at least ten years of service to the Company, then (a)

unvested time-based RSUs and unvested stock options granted prior to a named executive officer’s retirement will continue to vest and (b) any vested stock options as of the applicable retirement date or stock options that become vested pursuant to the Executive Retirement Policy may be exercised for the remainder of the generally applicable term of such option, which in all cases is no later than seven (7) years from the respective dates of grant. Only a pro-rata portion (based on the number of days the named executive officer was employed by the Company during the 365-day period) of any time-based RSU award or stock option award granted less than 365 days prior to the executive officer’s last day of employment will continue to vest pursuant to the Executive Retirement Policy. Continued vesting of time-based RSUs and stock options following retirement is subject to the named executive officer’s continued compliance with any post-employment obligations to Teradyne, including a non-competition period.

Potential Payments upon Termination or Termination Following a Change in Control

The following provides the details of potential payments and benefits that would be received by the named executive officers in the event of a termination of employment and/or a change in control, had the termination of employment and the change in control occurred on December 31, 2023. The following table does not reflect payments or benefits that are generally available to all salaried employees under standard company policies or benefits, such as the standard severance policy, subsidized rates for health, dental and vision programs for retirees, or long-term disability and life insurance. Mr. Jagiela retired from the Company effective February 1, 2023, and did not receive any cash severance payments but remains eligible to continue to vest in his equity awards in exchange for extended restrictive covenants in favor of the Company as described above.

	Reason for Termination (1)	Salary Continuation	Pro-rated Variable Cash Compensation (2)	Benefits Continuation	Value of Accelerated Unvested Equity (3)	Total
Gregory S. Smith	Change in Control	$3,825,000	$1,062,500	$36,221	$9,382,680	$14,306,401
	Not for Cause	$3,825,000	$733,125	$36,221	$7,970,000	$12,564,345
	Disability (4)	$3,825,000	$733,125	$—	$3,248,946	$7,807,071
	Death	$—	$733,125	$—	$8,969,502	$9,702,627
	Retirement	$—	$733,125	$—	$5,867,633	$6,600,758

Sanjay Mehta	Change in Control	$2,160,000	$480,000	$62,904	$6,974,721	$9,677,626
	Not for Cause	$1,080,000	$—	$30,476	$—	$1,110,476
	Disability (5)	$1,080,000	$331,200	$—	$3,528,325	$4,939,525
	Death	$—	$331,200	$—	$6,697,930	$7,029,130

Charles J. Gray	Change in Control	$1,575,000	$337,500	$41,593	$2,655,439	$4,609,531
	Not for Cause	$—	$232,875	$—	$1,704,407	$1,937,282
	Disability	$—	$232,875	$—	$1,685,996	$1,918,871
	Death	$—	$232,875	$—	$2,544,306	$2,777,181
	Retirement (6)	$—	$232,875	$—	$1,704,407	$1,937,282

Richard J. Burns	Change in Control	$1,980,000	$440,000	$41,593	$3,333,789	$5,795,381
	Not for Cause	$—	$343,200	$—	$2,165,968	$2,509,168
	Disability	$—	$343,200	$—	$1,838,629	$2,181,829
	Death	$—	$343,200	$—	$3,201,520	$3,544,720
	Retirement	$—	$343,200	$—	$2,165,968	$2,509,168

Ujjwal Kumar	Change in Control	$2,200,000	$550,000	$39,039	$1,936,865	$4,725,904
	Disability	$—	$233,750	$—	$485,410	$729,160
	Death	$—	$233,750	$—	$1,868,059	$2,101,809
Mark E. Jagiela	Retirement (7)	$—	$—	$—	$11,929,265	$11,929,265

(1)
Other than the entitlements to vested retirement benefits for Mr. Jagiela, and the retirement provisions of the Variable Compensation Plan and performance-based RSUs as described above, none of the named executive officers have an agreement to receive any salary continuation, bonus, benefits continuation, acceleration of equity or other payment in the event such named executive officer voluntarily terminates his or her employment with Teradyne without “Good Reason” or if the employment of that named executive officer is terminated by Teradyne for cause.
(2)
The amounts reported in this column for Not for Cause, Disability, Death, and Retirement reflect the pro-rated variable cash compensation that would be payable based on actual performance to each of the named executive officers; the amounts for Change in Control represent prorated variable cash bonuses at target for each of the named executive officers; the Not for Cause scenario assumes terminations for Messrs. Smith, Gray, and Burns would also be considered a retirement.
(3)
The Change in Control amounts represent the value of the performance- and non-performance-based RSUs and the in-the-money value of stock options that would accelerate upon termination of employment by the Company without cause or by the executive officer for “Good Reason” following a change in control as described above in the "Change in Control Agreements" section; performance-based awards are shown at target levels. Amounts for Not for Cause (for Messrs. Smith, Gray and Burns), Death, and Retirement represent pro-rated values of performance-based RSUs granted in 2023 (based on target), full values of performance-based RSUs granted prior to 2023 (assuming target results for the 2022 awards and actual results for the 2021 awards), time-based RSUs, and the in-the-money value of stock options. Amounts for Disability reflect continued vesting while an employee is out on disability for a maximum of 24 months. Mr. Smith’s amount upon termination of employment by the Company Not for Cause represents the value of the performance-based RSUs that would continue to vest for 36 months (target results for the 2022 and 2023 grants and actual results for the 2021 awards) and non-performance-based RSUs and the in-the-money value of stock options that would continue to vest for 24 months. Values for equity-based awards have been determined using the closing price of shares of Teradyne common stock on December 29, 2023 ($108.52).
(4)
Mr. Smith is eligible to receive a two-year severance payment, in the event of termination due to disability, to the extent he is not eligible to receive disability insurance, which payment is reduced by any compensation Mr. Smith receives from other employment.
(5)
Mr. Mehta is eligible to receive a one-year severance payment, in the event of termination due to disability, to the extent he is not eligible to receive disability insurance, which payment is reduced by any compensation Mr. Mehta receives from other employment.
(6)
Reflects the value of Mr. Gray's retirement entitlements as of December 31, 2023. Mr. Gray retired from Teradyne on February 2, 2024, and, in exchange for agreeing not to compete for three years following his termination, all of his outstanding equity awards will continue to vest through February 2, 2027, in accordance with his Executive Officer Agreement dated January 25, 2024.
(7)
Reflects the value of Mr. Jagiela’s equity awards which continue to vest through January 31, 2026 in accordance with the Jagiela Retirement Agreement described above.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, Teradyne is providing the following information about the relationship of the annual total compensation of its employees to the annual total compensation of Mr. Smith, the Company’s Chief Executive Officer who was serving in such office on the last day of 2023. The pay ratio information included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2023, Teradyne’s last completed fiscal year:

•
the median of the annual total compensation of all Teradyne employees (other than the Chief Executive Officer) was $98,546;
•
the annual total compensation of the Chief Executive Officer, as reported in the Summary Compensation Table of this proxy statement, was $10,110,437; and
•
the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees was approximately 103:1.

For 2023, the Company selected a new median employee as required by Item 402(u) of Regulation S-K. To identify the median of the annual total compensation of all its employees other than its Chief Executive Officer, Teradyne had in prior years examined the model cash compensation for all employees. “Model cash compensation” consists of base salary, target sales commissions, target variable cash compensation, and/or target cash bonuses and benefits.

In 2023, however, Teradyne examined the target total cash compensation, rather than model cash compensation, for all employees, excluding our Chief Executive Officer, who were employed by the Company on the Company’s determination date, November 30, 2023. “Target total cash compensation” consists of model cash compensation plus any target profit share payments. The Company used target total cash compensation for all employees as its consistently applied compensation measure, rather than model cash compensation, because it more reasonably reflects the Company's annual compensation structure. Given its global population, the Company used currency exchange rates as of November 30, 2023 to determine target total cash compensation and therefore the median employee. The Company included all employees in all countries, whether employed on a full-time, part-time, temporary or seasonal basis. The Company did not use any cost-of-living adjustments in identifying the median employee.

Using target total cash compensation as the consistently applied compensation measure, the Company determined the median employee is a field applications engineer working in Asia. Teradyne calculated annual total compensation for the median employee using the same methodology it used for the Company’s Chief Executive Officer as set forth in the Summary Compensation Table of this Proxy Statement. As the median employee was not paid in US dollars, the Company used currency exchange rates as of January 31, 2024 to determine the median employee’s annual total compensation.

Pay versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we have provided the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

Pay versus Performance Table

Year	Summary Compensation Table Total for PEO 1¹ ($)	Compensation Actually Paid to PEO 1¹˒²˒³ ($)	Summary Compensation Table Total for PEO 2[1] ($)	Compensation Actually Paid to PEO 2[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income	PBIT⁵
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	($ Millions)

(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	6,258,433	3,226,601	10,110,437	10,526,155	3,180,514	3,464,712	161.87	256.87	448.8	20.00%
2022	10,601,249	-16,408,806	—	—	2,665,821	-1,673,638	129.7	157.85	715.5	28.00%
2021	10,954,713	37,477,207	—	—	2,495,173	6,687,782	241.76	246.07	1,014.60	33.00%
2020	10,366,962	38,723,342	—	—	2,200,641	6,002,932	176.71	161.36	784.1	30.00%

(1)
Mark E. Jagiela was our PEO from 2014 to February 1, 2023. Gregory S. Smith has been our PEO since February 1, 2023. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Gregory S. Smith	Gregory S. Smith	Gregory S. Smith	Sanjay Mehta
Sanjay Mehta	Sanjay Mehta	Sanjay Mehta	Charles J. Gray
Charles J. Gray	Charles J. Gray	Charles J. Gray	Richard J. Burns
Richard J. Burns	Bradford B. Robbins	Richard J. Burns	Ujjwal Kumar

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid for 2023 reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for Mark E. Jagiela ($)	Exclusion of Change in Pension Value for Mark E. Jagiela ($)	Exclusion of Stock Awards and Option Awards for Mark E. Jagiela ($)	Inclusion of Pension Service Cost for Mark E. Jagiela ($)	Inclusion of Equity Values for Mark E. Jagiela ($)	Compensation Actually Paid to Mark E. Jagiela ($)
2023	6,258,433	-24,482	-5,799,284	0	2,791,934	3,226,601

Year	Summary Compensation Table Total for Gregory S. Smith ($)	Exclusion of Change in Pension Value for Gregory S. Smith ($)	Exclusion of Stock Awards and Option Awards for Gregory S. Smith ($)	Inclusion of Pension Service Cost for Gregory S. Smith ($)	Inclusion of Equity Values for Gregory S. Smith ($)	Compensation Actually Paid to Gregory S. Smith ($)
2023	10,110,437	0	-8,195,299	0	8,611,017	10,526,155

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	3,180,514	0	-2,305,066	0	2,589,264	3,464,712

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Mark E. Jagiela ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Mark E. Jagiela ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mark E. Jagiela ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Mark E. Jagiela ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Mark E. Jagiela ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Mark E. Jagiela ($)	Total - Inclusion of Equity Values for Mark E. Jagiela ($)
2023	0	421,858	-	2,370,076	-	-	2,791,934

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Gregory S. Smith ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Gregory S. Smith ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Gregory S. Smith ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Gregory S. Smith ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Gregory S. Smith ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Gregory S. Smith ($)	Total - Inclusion of Equity Values for Gregory S. Smith ($)
2023	8,298,935	68,766	-	243,316	-	-	8,611,017

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	2,302,951	56,262	-	230,050	-	-	2,589,263

4. The Peer Group TSR set forth in this table utilizes the Morningstar Global Semiconductor Equipment and Materials GR USD Industry Group (“Morningstar Global Semiconductor Equipment and Materials Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Morningstar Global Semiconductor Equipment and Materials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5. We determined PBIT to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2023. PBIT is a non-GAAP financial measure. See Appendix A of this proxy statement for additional on PBIT and the reconciliation of this measure to the most directly comparable GAAP financial measures.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company and Peer Group Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR and the Peer Group’s TSR over the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR and Peer Group TSR
Compensation Actually Paid ($ Millions)
50
40
30
20
10
0
-10
-20
Company TSR (FYE 2019 Indexed to $100)
$300
$250
$200
$150
$100
$50
$0
100.00
38.7
6.0
176.71
157.85
37.5
6.7
241.76
246.07
-16.4
-1.7
161.36
129.72
3.2
10.5
3.5
161.87
256.87
2019
2020
2021
2022
2023
Fiscal Year
Mark E. Jagiela Compensation Actually Paid
Gregory S. Smith Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Teradyne, Inc. TSR
Morningstar Global Semiconductor Equipment and Materials GR USD Industry Group TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
50
40
30
20
10
0
-10
-20
1,200
1,000
800
600
400
200
0
38.7
6.0
784.1
37.5
6.7
1,014.6
-16.4
-1.7
715.5
3.2
10.5
3.5
448.8
2020
2021
2022
2023
Fiscal Year
Mark E. Jagiela Compensation Actually Paid
Gregory S. Smith Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Teradyne, Inc. Net Income

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and PBIT

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our PBIT during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus PBIT
Compensation Actually Paid ($ Millions)
50
40
30
20
10
0
-10
-20
35%
30%
25%
20%
15%
10%
5%
0%
PBIT
38.7
6.0
30.0%
37.5
6.7
33.0%
-16.4
-1.7
28.0%
3.2
10.5
3.5
20.0%
2020
2021
2022
2023
Fiscal Year
Mark E. Jagiela Compensation Actually Paid
Gregory S. Smith Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
PBIT

Tabular List of Most Important Financial Performance Measures

The following tabular list presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other Non-PEO NEOs for 2023 to Company performance. The measures in this list are not ranked.

Annual PBIT (component of NEO variable compensation)

Two-year rolling revenue growth rate (component of NEO variable compensation)

Three-year cumulative PBIT (component of NEO performance-based RSU awards)

Three-year TSR (component of NEO performance-based RSU awards)

OTHER MATTERS

Shareholder Proposals for 2025 Annual Meeting of Shareholders

Teradyne’s bylaws set forth the procedures a shareholder must follow to nominate a director or to bring other business before a shareholder meeting.

For shareholders who wish to nominate a candidate for director at the 2025 Annual Meeting of Shareholders (other than through proxy access as described below), Teradyne must receive the nomination not less than 60 days or more than 90 days prior to the meeting. In the event that the meeting date is changed by more than 30 days from the anniversary of the 2024 Annual Meeting, or if no annual meeting was held in 2023, then to be timely, a shareholder’s notice must be delivered by the later of 60 days prior to the meeting or the 10th day following the day on which such notice of meeting date for the 2025 Annual Meeting is publicly disclosed. Assuming the date of the 2025 Annual Meeting is not so advanced or delayed, shareholders who wish to make a proposal at the 2025 Annual Meeting must notify Teradyne no earlier than February 8, 2025 and no later than March 10, 2025. The shareholder’s notice of nomination must provide information regarding both the nominee and the shareholder making the nomination, including, among other things, for both name, address, occupation of each person and shares held by each such person, and the nominating shareholder must represent that such person intends to appear in person or by proxy at the meeting. In addition, the shareholder’s notice must include a representation as to whether the shareholder intends to solicit proxies in support of a director nominee other than Teradyne’s nominees in accordance with Rule 14a-19 under the Exchange Act. A complete list of the requirements for nominating a candidate for director may be found in Teradyne’s bylaws and any shareholder that intends to solicit proxies in support of a director nominee other than Teradyne’s nominees also must comply with Rule 14a-19 under the Exchange Act.

Teradyne’s bylaws provide proxy access pursuant to which shareholders may also nominate a candidate for director at the 2025 Annual Meeting of Shareholders. Teradyne’s proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding common stock continuously for at least three years, to nominate and include in Teradyne’s proxy materials director nominees which shall not exceed the greater of two directors or 20% of the Board (rounded down to the nearest whole number), provided that the shareholders and nominees have complied with the requirements set forth in Teradyne’s bylaws. Notice of proxy access director nominees must be received no earlier than December 10, 2024 and no later than January 9, 2025.

In addition, the Nominating and Corporate Governance Committee will consider candidates properly suggested by a shareholder and will make a recommendation to the Board. After full consideration by the Board, the shareholder suggesting the candidate will be notified of the Board’s decision.

If a shareholder wishes to bring matters other than proposals that will be included in the proxy materials before the 2025 Annual Meeting of Shareholders, Teradyne must receive notice within the timelines described above for director nominations. A complete list of the requirements for bringing such proposals may be found in Teradyne’s bylaws. If a shareholder wishes to present a proposal but fails to notify Teradyne within the prescribed time periods or otherwise comply with the requirements in Teradyne’s bylaws, that shareholder will not be entitled to present the proposal at the meeting.

SEC rules permit management to vote proxies in its discretion with respect to such matters if Teradyne advises shareholders how management intends to vote. Accordingly, if, notwithstanding the requirements of the bylaws, the proposal is brought before the meeting, then under the SEC’s proxy rules, the proxies Teradyne solicits with respect to the 2025 Annual Meeting of Shareholders will confer discretionary voting authority with respect to the shareholder’s proposal on the persons selected to vote the proxies. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

If a shareholder wishes to include a proposal in Teradyne’s proxy materials to be furnished to all shareholders entitled to vote at the 2025 Annual Meeting of Shareholders, Teradyne must receive notice pursuant to SEC Rule 14a-8 no later than November 29, 2024. All such proposals must comply with the requirements of SEC Rule 14a-8.

It is suggested that shareholders submit their proposals either by courier or Certified Mail—Return Receipt Requested.

Expenses and Solicitation

Teradyne will bear the cost of solicitation of proxies, and in addition to soliciting the shareholders by mail and by Teradyne’s regular employees, the Company may request banks and brokers to solicit their customers who have stock registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by Teradyne’s officers and employees, as well as certain outside proxy-solicitation services may also be made of some shareholders in person or by mail, telephone or facsimile following the original solicitation.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of Teradyne’s filings with the SEC, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Householding for Shareholders Sharing the Same Address

Teradyne has adopted a procedure called “householding,” which has been approved by the SEC. Under householding, unless Teradyne has received contrary instructions from the shareholders, Teradyne delivers only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name. This helps Teradyne reduce printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Upon request, Teradyne will promptly deliver another copy of the annual report and proxy statement to any shareholder at a shared address to which a single copy of such document was delivered. To receive a separate copy of the combined annual report and proxy statement, you may write or call Teradyne, Inc., 600 Riverpark Drive, North Reading, MA 01864, Attention: Investor Relations, telephone number 978-370-2425. You may also access the annual report and proxy statement on the Company’s website at www.teradyne.com under the “SEC Filings” section of the “Investor Relations” link.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Broadridge, Inc. (“Broadridge”), either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Appendix A

Appendix A to Proxy Statement – March 29, 2024

Reconciliation of GAAP Measures to Non-GAAP Measures

The non-GAAP performance measures discussed in this Proxy Statement may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension acturial gains and losses, stock compensation modification expense, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this proxy statement is contained in this Appendix A and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link.

GAAP to Non-GAAP Earnings Reconciliation

(in millions, except per share amounts)

	Twelve Months Ended
	December 31, 2023	% of Net Revenues	December 31, 2022	% of Net Revenues
Net Revenues	$2,676.3		$3,155.0
Gross profit GAAP and non-GAAP	1,536.7	57.4%	1,867.2	0.6
Income from operations - GAAP	501.1	18.7%	831.9	0.3
Restructuring and other (1)	21.3	0.8%	17.2	0.0
Acquired intangible assets amortization	19.0	0.7%	19.3	0.0
Equity modification charge (2)	5.9	0.2%	-	-
Income from operations - non-GAAP	$547.3	20.4%	$868.4	$0.3

	December 31, 2023	% of Net Revenues	Basic	Diluted	December 31, 2022	% of Net Revenues	Basic	Diluted
Net income - GAAP	$448.8	16.8%	$2.91	$2.73	$715.5	22.7%	$4.52	$4.22
Restructuring and other (1)	21.3	0.8%	0.14	0.13	17.2	0.5%	0.11	0.10
Acquired intangible assets amortization	19.0	0.7%	0.12	0.12	19.3	0.6%	0.12	0.11
Equity modification charge (2)	5.9	0.2%	0.04	0.04	—	—	—	—
Pension mark-to-market adjustment (3)	2.7	0.1%	0.02	0.02	(25.6)	-0.8%	(0.16)	(0.15)
Gain on foreign exchange option	(7.5)	-0.3%	(0.05)	(0.05)	—	—	—	—
Exclude discrete tax adjustments	(3.4)	-0.1%	(0.02)	(0.02)	(12.1)	-0.4%	(0.08)	(0.07)
Non-GAAP tax adjustments	(7.7)	-0.3%	(0.05)	(0.05)	(1.4)	0.0%	(0.01)	(0.01)
Convertible share adjustment (4)	—	—	—	0.01	—	—	—	0.05
Net income - non-GAAP	$479.1	17.9%	$3.10	$2.93	$712.9	22.6%	$4.50	$4.25

GAAP and non-GAAP weighted average common shares - basic	154.3				158.4
GAAP weighted average common shares - diluted	164.3				169.7
Exclude dilutive shares from convertible note	(0.6)				(1.8)
Non-GAAP weighted average common shares - diluted	163.7				167.9

(1) Restructuring and other consists of:

	Twelve Months Ended
	December 31, 2023	December 31, 2022
Employee severance	$14.8	$2.9
Acquisition and divestiture related expenses	3.1	—
Contract termination	1.5	—
Litigation settlement	—	14.7
Gain on sale of asset	—	(3.4)
Other	1.9	3.0
	$21.3	$17.2

(2) For the twelve months ended December 31, 2023, selling and administrative expenses include an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.

(3) For the twelve months ended December 31, 2023 adjustment to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne's mark-to-market pension accounting.

(4) For the twelve months ended December 31, 2023 and December 31, 2022, the non-GAAP diluted EPS calculation adds back $0.2 million and $1.0 million, respectively, of convertible debt interest expense to non-GAAP net income. For the twelve months ended December 31, 2023 and December 31, 2022, non-GAAP weighted average diluted common shares include 8.9 million and 8.8 million shares, respectively, related to the convertible debt hedge transaction.

	3 Years Ended Dec. 31, 2023	% of Net Revenues	3 Years Ended Dec. 31, 2022	% of Net Revenues
Net Revenues	$9,534.2		$9,979.4

Income from operations - GAAP	$2,533.7	26.6%	$2,961.0	29.7%
Acquired intangible assets amortization	59.8	0.6%	71.6	0.7%
Restructuring and other	47.8	0.5%	13.3	0.1%
Inventory Step-up	-	0.0%	0.4	0.0%
Equity Modification charge	5.9	0.1%	0.8	0.0%
Income from Operations - non-GAAP	$2,647.2	27.8%	$3,047.1	30.5%

Free Cash Flow (in millions)	FY2023
GAAP Cash Flow from Operations	$585
Property, Plant, and Equipment	$-160
Income from Operations - non-GAAP	$426

			Net Income per Common Share
	December 31, 2021	% of Net Revenues	Basic	Diluted
Net income - GAAP	$1,014.6	27.4%	$6.15	$5.53
Restructuring and other (1)	9.3	0.3%	0.06	0.05
Acquired intangible assets amortization	21.5	0.6%	0.13	0.12
Loss on convertible debt conversions (2)	28.8	0.8%	0.17	0.16
Interest and other (2)	10.3	0.3%	0.06	0.06
Pension mark-to-market adjustment (2)	(2.2)	-0.1%	(0.01)	(0.01)
Exclude discrete tax adjustments	(28.6)	-0.8%	(0.17)	(0.16)
Non-GAAP tax adjustments	(3.4)	-0.1%	(0.02)	(0.02)
Convertible share adjustment (3)	-	-	-	0.24
Net income - non-GAAP	$1,050.3	28.4%	$6.37	$5.98

GAAP and non-GAAP weighted average common shares - basic	165.0
GAAP weighted average common shares - diluted	183.6
Exclude dilutive shares from convertible note	(7.4)
Non-GAAP weighted average common shares - diluted	176.2

(1)Restructuring and other consists of:

Twelve Months Ended
December 31, 2021
Litigation settlement	$12.0
Employee severance	1.5
Gain on sale of asset	-
Contingent consideration fair value adjustment	(7.2)
Other	3.0
$9.3

(2) For the twelve months ended December 31, 2021, adjustment to exclude loss on convertible debt conversions. For the twelve months ended December 31, 2021, Interest and other included non-cash convertible debt interest expense. For the twelve months ended December 31, 2022 and December 31, 2021, adjustment to exclude actuarial gain recognized under GAAP in accordance with Teradyne's mark-to-market pension accounting.

(3) For the twelve months ended December 31, 2022 and December 31, 2021, the non-GAAP diluted EPS calculation adds back $1.0 million and $3.7 million, respectively, of convertible debt interest expense to non-GAAP net income. For the twelve months ended December 31, 2022 and December 31, 2022, non-GAAP weighted average diluted common shares include 8.8 million and 10.0 million shares, respectively, related to the convertible debt hedge transaction.

Appendix B

The Commonwealth of Massachusetts
William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Restated Articles of Organization	FORM MUST BE TYPED

(General Laws Chapter I56D, Section 10.07, 950 CMR 113.35)

(1) Exact name of corporation: Teradyne, Inc.

(2) Registered office address: United Agent Group Inc., 225 Cedar Hill Street #200, Marlborough, MA 01752

(number, street, city or town, state, zip code)

(3) Date adopted: May [ ], 2024

(month, day, year)

(4) Approved by:

(check appropriate box)

☐	the directors without shareholder approval and shareholder approval was not required;

OR

☐	the board of directors and the shareholders in the manner required by G.L. Chapter 156D and the corporation’s articles of organization.

(5)

The following information is required to be included in the articles of organization pursuant to G.L. Chapter 156D, Section 2.02 except that the supplemental information provided for in Article VIII is not required:*

ARTICLE I

The exact name of the corporation is:

Teradyne, Inc.

ARTICLE II

Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:**

To design, develop, manufacture, assemble, produce, acquire, own, buy, import, sell, export, dispose of and otherwise deal in electronic or electromechanical products or components, and personal property of every kind and description.

To acquire, buy, own and sell securities (including the securities of this corporation), patents, licenses, trade marks, trade names and all rights of every kind thereunder.

To acquire, buy, construct, own, lease, mortgage and sell real estate, buildings or any interests therein necessary or desirable for the purposes of the corporation.

To acquire all or any part of the goodwill, rights and property, and to assume the whole or any part of the contracts or liabilities of any firm, association, corporation or person, and to pay for such acquisition in cash, stock or other securities of this corporation or otherwise.

To exercise any of the foregoing purposes of powers through subsidiary or affiliated corporations, and in connection therewith and otherwise to have all the powers conferred now or in future by the Commonwealth of Massachusetts upon business corporations.

* Changes to Article VIII must be made by filing a statement of change of supplemental Information form.

** Professional corporations governed by G.L Chapter 156A and must specify the professional activities of the corporation.

P.C.

ARTICLE III

State the total number of shares and par value, * if any, of each class of stock that the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	1,000,000,000	$.125

ARTICLE IV

Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.

None.

ARTICLE V

The restrictions, if any, imposed by the articles of organization upon the transfer of shares of any class or series of stock are:

None.

ARTICLE VI

Other lawful provisions, and if there are no such provisions, this article may be left blank.

Article Six is hereby amended to add the following paragraphs:

“A. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect upon the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

B. Shareholder approval for the following actions shall require the affirmative vote of holders of a majority in interest of all stock issued, outstanding and entitled to vote on such matter: (i) the sale, lease, exchange, or other disposal of all or substantially all of the Corporation’s property, (ii) a merger or consolidation of the Corporation with or into any other entity; or (iii) a share exchange with any other entity. Any such amendment, sale, lease, exchange, disposal, merger, consolidation, or share exchange shall also require approval by the Board of Directors. This provision is not intended to, and shall not, create a requirement to obtain shareholder approval for matters that do not require shareholder approval under applicable Massachusetts corporation law.

C. Except as otherwise required by law, any action required or permitted to be taken by the stockholders may be taken without a meeting if evidenced by consents signed by one or more stockholders who hold a majority in interest of all stock issued, outstanding and entitled to vote on the matter.

D. Shareholder approval of an amendment to the articles of organization shall require the affirmative vote of holders of a majority in interest of all stock issued, outstanding and entitled to vote on such matter.

E. Shareholder approval of the voluntary dissolution of the Corporation shall require the affirmative vote of holders of a majority in interest of all stock issued, outstanding and entitled to vote on such matter.”

Note: The preceding six (6) articles are considered to be permanent and may be changed only by filing appropriate articles of amendment.

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

ARTICLE VII

The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:

It is hereby certified that these restated articles of organization consolidate all amendments into a single document. If a new amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, provisions for implementing that action are set forth in these restated articles unless contained in the text of the amendment.

Specify the number(s) of the article(s) being amended: None.

Signed by:

(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☑	Other officer,

☐	Court-appointed fiduciary,

on this [ ] day of May, 2024.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

TERADYNE TERADYNE, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. PO BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 8, 2024. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 8, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V36876-P04835 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TERADYNE, INC. 1. To elect the eight nominees named in the accompanying proxy statement to the Board of Directors to serve as directors for a one-year term: Nominees: For Against Abstain 1a. Peter Herweck 1b. Mercedes Johnson 1c. Ernest E. Maddock 1d. Marilyn Matz 1e. Gregory S. Smith 1f. Ford Tamer 1g. Paul J. Tufano 1h. Bridget van Kralingen The Board of Directors recommends you vote FOR the following proposals. 2. To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers. 3. To approve an amendment to the Company's Articles of Organization to lower the voting requirement for approval of an amendment of the Articles of Organization and for approval of a voluntary dissolution of the Company from a super-majority to a simple-majority. 4. To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 5. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Teradyne Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Shareholder Letter and Form 10-K are available at www.proxyvote.com V36877-P04835 TERADYNE, INC. Annual Meeting of Shareholders May 9, 2024 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) GREGORY S. SMITH, RYAN E. DRISCOLL and GREGORY W. MCINTOSH, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TERADYNE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, ET on May 9, 2024, at Teradyne, Inc., 600 Riverpark Drive, North Reading, MA 01864, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side